                                                                   EXHIBIT 10.29

                                                                           FINAL

                            CAMBRIDGE SCIENCE CENTER
                            CAMBRIDGE, MASSACHUSETTS

                      OFFICE AND LABORATORY LEASE AGREEMENT

                                     BETWEEN

   MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY
                                  ("LANDLORD")

                                       AND

                      VIACELL, INC., A DELAWARE CORPORATION
                                   ("TENANT")

                                TABLE OF CONTENTS

I.    BASIC LEASE INFORMATION................................................................     1
II.   LEASE GRANT............................................................................     6
III.     APPROVAL OF INITIAL ALTERATIONS; POSSESSION/ADJUSTMENT OF LAB COMMENCEMENT DATE.....     6
IV.      RENT................................................................................     8
V.       COMPLIANCE WITH LAWS; USE...........................................................    15
VI.      SECURITY DEPOSIT....................................................................    16
VII.     SERVICES TO BE FURNISHED BY LANDLORD................................................    17
VIII.    LEASEHOLD IMPROVEMENTS..............................................................    20
IX.      REPAIRS AND ALTERATIONS.............................................................    21
X.       USE OF ELECTRICAL AND OTHER UTILITY SERVICES BY TENANT..............................    23
XI.      ENTRY BY LANDLORD; RESERVATION OF CERTAIN RIGHTS....................................    24
XII.     ASSIGNMENT AND SUBLETTING...........................................................    25
XIII.    LIENS...............................................................................    27
XIV.     INDEMNITY AND WAIVER OF CLAIMS......................................................    28
XV.      INSURANCE...........................................................................    28
XVI.     SUBROGATION.........................................................................    29
XVII.      CASUALTY DAMAGE...................................................................    29
XVIII.     CONDEMNATION......................................................................    30
XIX.     EVENTS OF DEFAULT...................................................................    31
XX.      REMEDIES............................................................................    31
XXI.     LIMITATION OF LIABILITY.............................................................    32
XXII.      NO WAIVER.........................................................................    33
XXIII.     QUIET ENJOYMENT...................................................................    33
XXIV.      INTENTIONALLY OMITTED.............................................................    33
XXV.       HOLDING OVER......................................................................    33
XXVI.      SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE..................................    33
XXVII.     ATTORNEYS' FEES...................................................................    34
XXVIII.       NOTICE.........................................................................    34
XXIX.      EXCEPTED RIGHTS...................................................................    34
XXX.       SURRENDER OF PREMISES.............................................................    35
XXXI.      MISCELLANEOUS.....................................................................    35


XXXII.     ENVIRONMENTAL SUBSTANCES..........................................................    38
XXXIII.        MEDICAL WASTE POLICY..........................................................    40
XXXIV.        LAB STANDARDS..................................................................    42
XXXV.         ENTIRE AGREEMENT...............................................................    43
CAMBRIDGE SCIENCE CENTER AT 245 FIRST STREET.................................................     9
1)    OFFICE AREAS (ALL FLOORS)..............................................................     7
2)    RESTROOMS..............................................................................     8
3) LOBBY, ELEVATOR, CORRIDOR, INTERIOR STAIRWAYS (EXCLUDING EMERGENCY EXIT
STAIRWAYS) AND ENTRANCE AREAS................................................................     9
4)    JANITORIAL ITEMS/AREAS.................................................................     9
5)    FITNESS CENTER (IF APPLICABLE) (PLEASE BREAK OUT COST AS SEPARATE BID).................     9
6)    LOCKER ROOMS (IF APPLICABLE)...........................................................    10
7)    LOADING DOCK, VAN PARKING AREAS, TRASH RECYCLING AREAS.................................    10
8)    GENERAL BUILDING COMMON AREA SERVICES..................................................    10
BASE CHARGES SHUTDOWN RECONNECT..............................................................    19
ADDITIONAL CHARGES...........................................................................    19

EXHIBIT A       OUTLINE AND LOCATION OF PREMISES
EXHIBIT A-1     LAB SPACE MATRIX
EXHIBIT B       BUILDING RULES AND REGULATIONS
EXHIBIT C       FORM OF LETTER OF CREDIT
EXHIBIT C-1     ALTERNATIVE FORM OF LETTER OF CREDIT
EXHIBIT D       WORK LETTER
EXHIBIT D-1     RESPONSIBILITIES MATRIX
EXHIBIT D-2     LANDLORD'S WORK
EXHIBIT E       ADDITIONAL PROVISIONS
EXHIBIT F       FORM OF NOTICE OF LEASE
EXHIBIT G       EXTERIOR SIGNAGE
EXHIBIT H       OFFERING SPACE
EXHIBIT H-1     EXPANSION SPACE
EXHIBIT I       COMMENCEMENT LETTER
EXHIBIT J       COMMENCEMENT DATE AGREEMENT
EXHIBIT K       LIST OF ENVIRONMENTAL SUBSTANCES
EXHIBIT L       RIGHT OF FIRST REFUSAL SPACE
EXHIBIT M       CLEANING SPECIFICATIONS
EXHIBIT N       CONSTRUCTION RULES AND REGULATIONS

                      OFFICE AND LABORATORY LEASE AGREEMENT

         THIS OFFICE AND LABORATORY LEASE AGREEMENT (the "Lease") is made and entered into as of the ____ day of December, 2003, by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and VIACELL, INC., A DELAWARE CORPORATION ("Tenant").

I.       BASIC LEASE INFORMATION.

         A. "Buildings" shall mean those buildings located at 245 First Street, Cambridge, Massachusetts 02142 and commonly known as Cambridge Science Center, comprised of two buildings, the first being the Science Building ("Science Building"), and the second being the Office Building ("Office Building").

         B. "Rentable Square Footage of the Building" is deemed to be 130,512 square feet with respect to the Science Building and 148,552 square feet with respect to Office Building. "Rentable Square Footage of the Buildings" is deemed to be 279,064 square feet.

         C. "Premises" shall mean the area shown on EXHIBIT A to this Lease. The Premises are located on the 1st and 2nd floors of the Science Building and known as suite numbers 100 and 200 (collectively, the "Lab Space") and on the 15th floor of the Office Building and known as suite number 1500 (the "Office Space"). The "Rentable Square Footage of the Premises" is deemed to be approximately 42,944 square feet (consisting of 2,858 square feet of lab space on the first floor and 22,051 square feet of lab space on the 2nd floor of the Science Building, and 18,035 square feet of office space on the 15th floor of the Office Building). If the Premises include one or more floors in their entirety, the elevator lobby located on such full floor(s) shall be considered part of the Premises and Tenant shall have exclusive rights to the use of the restroom facilities thereon. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

         D. "Base Rent": Lab Base Rent (as defined below) and Office Base Rent (as defined below) are sometimes collectively referred to as "Base Rent".

                  (i) Lab Base Rent. The Base Rent for that portion of the Premises located in the Science Building ("Lab Base Rent") shall commence on the Lab Rent Commencement Date (as defined below) and shall be as follows:

                                ANNUAL RATE
                                 PER SQUARE        ANNUAL         MONTHLY
           PERIOD                   FOOT          BASE RENT      BASE RENT
----------------------------  ---------------   -------------   -----------
Lab Rent Commencement Date -      $40.00        $  996,360.00   $ 83,030.00
 2nd anniversary of Lab Rent
      Commencement Date

        Years 3-4                 $44.00        $1,095,996.00   $ 91,333.00
        Years 5-6                 $45.00        $1,120,905.00   $ 93,408.75
        Years 7-8                 $47.00        $1,170,723.00   $ 97,560.25
       Years 9-10                 $50.00        $1,245,450.00   $103,787.50

                  (ii) Office Base Rent. The Base Rent for that portion of the Premises located in the Office Building ("Office Base Rent") shall commence on the Office Rent Commencement Date (as defined below) and be as follows:

                           ANNUAL RATE
                           PER SQUARE      ANNUAL      MONTHLY
         PERIOD)               FOOT       BASE RENT   BASE RENT
-------------------------  -----------   -----------  ----------
Office Rent Commencement      $23.00     $414,805.00  $34,567.08
Date - 2nd anniversary of
Office Rent Commence Date

        Years 3-5             $25.00     $450,875.00  $37,572.92

  Years 6-Expiration of       $28.00     $504,980.00  $42,081.67
      Initial Term

                  Notwithstanding anything to the contrary contained herein, provided that at the time the abatement hereinafter referred to is scheduled to be applicable, Tenant is not in default beyond any applicable notice, grace and cure periods, Tenant shall be entitled to an abatement of Office Base Rent in the amount of $34,567.08 per month for 3 consecutive full calendar months of the Term (defined below), beginning with the 1st full calendar month in which Office Base Rent is due hereunder (the "Office Base Rent Abatement Period"). The total amount of Office Base Rent abated during the Office Base Rent Abatement Period shall equal $103,701.25 (the "Abated Office Base Rent"). During the Office Base Rent Abatement Period, only Office Base Rent shall be abated with respect to the Office Space, and all Additional Rent (defined below) and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

                  Notwithstanding anything to the contrary contained herein, provided that at the time the abatement hereinafter referred to is scheduled to be applicable, Tenant is not in default beyond any applicable notice, grace and cure periods, Tenant shall be entitled to an abatement of Lab Base Rent in the amount of $83,030.00 for the 1st full calendar month in which Lab Base Rent is due hereunder (the "Lab Base Rent Abatement Period"). The total amount of Lab Base Rent abated during the Lab Base Rent Abatement Period shall equal $83,030.00 (the "Abated Lab Base Rent"). During the Lab Base Rent Abatement Period, only Lab Base Rent shall be abated with respect to the Lab Space, and all Additional Rent (defined below) and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

         E. "Tenant's Pro Rata Share for the Office Building": 12.14%. "Tenant's Pro Rata Share for the Science Building: 19.09%

         F. "Base Year" for Office Taxes: Fiscal Year (defined below) 2005 (e.g., July 1, 2004 to June 30, 2005). "Base Year" for Office
                  Expenses: calendar year 2004.

                  For purposes hereof, "Fiscal Year" shall mean the Base Year for Office Taxes and each period of July 1 to June 30 thereafter.

         G. "Term": A period of 10 years from the Lab Rent Commencement Date (as defined below). With respect to the Office Space, the Term shall commence upon execution of this Lease (the "Office Commencement Date") and with respect to the Lab Space, the Term shall commence 150 days after the date on which Landlord has Substantially Completed Landlord's Work (as defined in III.B.1 below) (the "Lab Commencement Date"), and, unless terminated early or extended in accordance with this Lease, end with respect to the entire Premises on the last day of the month in which the tenth anniversary of the Lab Rent Commencement Date occurs (the "Termination Date"). Promptly after the determination of the Lab Rent Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as EXHIBIT I. As Tenant is entitled to register or record a notice or memorandum of this Lease pursuant to the terms of Section XXXI, Landlord and Tenant shall also execute and Tenant may register or record, as appropriate, at Tenant's cost and expense, a Notice of Lease in the form attached as EXHIBIT F.

                  Notwithstanding the foregoing, upon the following terms but not otherwise, if (i) Landlord is delayed in achieving the Substantial Completion of Landlord's Work, by the date therefor set forth in Section B.1.B of the Work Letter, or
                  (ii) Tenant is delayed in the performance of the Initial Lab Alterations by a Landlord Delay (as defined in the Work Letter), and (iii) any such delay is not due to a Tenant Delay, then the Lab Rent Commencement Date shall be delayed by the number of days that completion of the Initial Lab Alterations is so delayed, provided that the Lab Rent Commencement Date shall not be postponed by the number of days of Landlord Delay if and to the extent that Tenant is not actually delayed thereby. In addition to the foregoing, in the event the aggregate number of days of

                  Landlord Delay, which cause Tenant to be actually delayed, exceeds 30 days, then (a) Tenant shall be entitled to an abatement of Lab Base Rent equal to one day for each day of such delay, up to 30 days, and (b) thereafter, Tenant shall be entitled to an abatement of Lab Base Rent equal to two days for each day of such delay, up to an additional 30 days. If Substantial Completion of Landlord's Work has not occurred within such 90-day period, Tenant shall have the option to terminate this Lease upon 30 days' prior written notice to Landlord, provided that such termination notice shall be void and have no force or effect if Substantial Completion of Landlord's Work occurs during such 30-day notice period. There shall be no abatement of Lab Base Rent attributable to the period following the aforesaid 90-day period, unless and until Tenant provides a notice of termination hereunder. If Tenant provides such a notice and the same becomes void as aforesaid, Tenant shall be entitled to an abatement of Lab Base Rent equal to two days for each day from and after the giving of the termination notice to the date upon which Substantial Completion of Landlord's Work occurs.

                  Without limitation of the foregoing, there shall be no postponement of the Lab Rent Commencement Date to the extent that Substantial Completion of Landlord's Work is delayed on account of Tenant Delay. The abatement of Lab Base Rent as set forth above shall constitute Tenant's sole remedy and liquidated damages for any delay in Tenant's ability to occupy the Premises related to Landlord's Work.

         H. Tenant allowance(s) for the Lab Space: an amount not to exceed $2,490,900.00, as further described in the attached EXHIBIT D; provided, however, Tenant shall be permitted to use any unused portion of the Tenant allowance for any purposes for which Tenant allowance(s) for the Office Space may be used, provided such use of the Tenant allowance shall be in accordance with the terms and provisions of this Lease.

                  Tenant allowance(s) for the Office Space: an amount not to exceed $901,750.00, as further described in the attached EXHIBIT D; provided, however, Tenant shall be permitted to use any unused portion of the Tenant allowance for any purposes for which Tenant allowance(s) for the Lab Space may be used, provided such use of the Tenant allowance shall be in accordance with the terms and provisions of this Lease.

                  Drawing Allowance: an amount not to exceed $128,832.00, as further described in the attached EXHIBIT D.

                  Additional Allowance: an amount not to exceed $750,000.00, as further described in the attached EXHIBIT D.

         I. "Security Deposit": $1,411,165.00, subject to reduction in accordance with Section VI, which shall be delivered to Landlord in the form of a Letter of Credit.

         J.       "Guarantor(s)": Intentionally Omitted

         K. "Broker(s)": Richard Barry Joyce & Partners, LLC and Trammell Crow Company.

         L. "Permitted Use": With respect to the Office Space, general office purposes, as a non-retail sales office, for a call center and for accessory uses related thereto, and with respect to the Lab Space, (a) Technical office for research and development, laboratory and research facility and (b) subject to applicable requirements of the Cambridge Zoning Ordinance, limited manufacturing as an accessory use.

         M.       "Notice Addresses":

                  Tenant:

                  On and after the Commencement Date, notices shall be sent to Tenant at the Premises. Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

131 Clarendon Street, 3rd Floor   With a copy to:
Boston, Massachusetts  02116      Goodwin Procter LLP
Phone #:  (617) 603-4633          Exchange Place
Fax #:  (617) 247-4733            Boston, Massachusetts  02109
Attention:  Jeffrey Sacher        Phone #: 617-570-1440
                                  Fax #: 617-227-8591
                                  Attention: Joseph W. Haley,
                                  Esq.

                  Notices shall be sent to Landlord at the following address (except for Rent payments):

Landlord:                               With a copy to:

MA-Riverview/245 First Street, L.L.C.   Equity Office Properties Trust
c/o Equity Office Properties Trust      Two North Riverside Plaza

245 First Street                        Chicago, Illinois 60606
Cambridge, Massachusetts  02142         Attention:  Boston Regional Counsel
Attention:  Property Manager

                  Rent (defined in Section IV.A) is payable to the order of EQUITY OFFICE PROPERTIES at the following address: CAMBRIDGE SCIENCE CENTER (SCIENCE BUILDING AND OFFICE
                  BUILDING)-DEPARTMENT 11202, P.O. BOX 30376, HARTFORD, CONNECTICUT 06150.

         N. "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

         O. "Landlord Work" means the work that Landlord is obligated to perform in the Premises pursuant to the separate work letter agreement (the "Work Letter"), attached as EXHIBIT D.

         P. "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

         Q. "Normal Business Hours" for the Building are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

         R. "Property" means the Buildings and the parcel(s) of land on which they are located and, the garage and other improvements serving the Building or Buildings, if any, and the parcel(s) of land on which they are located.

         S. "Office Rent Commencement Date" means the date that is the earlier of (i) 90 days after the date of this Lease, and (ii) move-in and commencement of business by Tenant in the Office Space.

         T. "Lab Rent Commencement Date" means the date that is the earlier of (i) 150 days after the Lab Commencement Date, and
                  (ii) move in and commencement of business by Tenant in the Lab Space, subject to the provisions of Section I.G above.

II.      LEASE GRANT.

         Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use the common building loading dock, and any other portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, stairs, elevators, restrooms, vending areas and lobby areas, subject to the provisions of Article XI below (the "Common Areas"). In addition, Tenant shall have the right to use (a) a pro rata portion of the ducts, sleeves and risers through the Science Building and Office Building, as reasonably designated by Landlord, subject to the provisions of Article IX below, and (b) a pro rata portion of the third level of the Annex, the PH treatment room on the first floor of the Science Building, and the roof of the Science Building (subject to the provisions of Section XI of EXHIBIT E), each in the locations shown on EXHIBIT A, and as described in the matrix attached as EXHIBIT A-1.

III. APPROVAL OF INITIAL ALTERATIONS; POSSESSION/ADJUSTMENT OF LAB COMMENCEMENT DATE.

         A. APPROVAL OF INITIAL ALTERATIONS; POSSESSION WITH RESPECT TO THE OFFICE SPACE

         1. Tenant shall complete the Initial Alterations (as defined in the Work Letter) in accordance with the terms and provisions of the Work Letter. Tenant shall submit for Landlord's approval, such approval not to be unreasonably withheld or delayed, the plans and specifications prepared by Olson, Lewis & Dioli Architects, Tenant's Architect, for the demolition and reconstruction of the Office Space. The plans and specifications shall be submitted to Landlord for its review and approval at the space plan phase, the permitting phase, and the construction documents phase. Landlord shall review and respond with its approval or detailed comments to each phase of the plans and specifications for the Office Space within 5 business days of receiving the initial draft thereof, and any failure to respond shall constitute the basis for a claim of Landlord Delay. In the event that Landlord requires changes to the proposed plans, Landlord shall review and respond with its approval or detailed comments to Tenant's submission of revised plans within 5 business days. Landlord shall pay the Tenant Allowance for the Office Space in accordance with the Work Letter.

         2. Subject to Landlord's obligations under Section IX.B. and Landlord's representation and warranty that the Office Building and the building systems are in good working order and repair, the Office Space is accepted by Tenant in "as is" condition and configuration. By taking possession of the Office Space, Tenant agrees that the Office Space is in good order and satisfactory condition, and that, except as set forth herein, there are no representations or warranties by Landlord regarding the condition of the Office Space or the Office Building.

         B. ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION WITH RESPECT TO THE LAB SPACE.

         1. Landlord's Work in the Lab Space to be performed by Landlord under the provisions of the Work Letter shall be deemed to be "Substantially Complete" on the date that (a) Landlord's Work has been completed, other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with or delay the prosecution of Tenant's construction of the Initial Lab Alterations (but no sooner than 10 days after delivery of Landlord's written notice of the date upon which Landlord anticipates that Substantial Completion of Landlord's Work shall occur), and (b) the City of Cambridge has issued a Certificate of Occupancy for Landlord's Work (which may be designated as a temporary or conditional Certificate, pending completion of punchlist items). However, if Landlord is delayed in the performance of Landlord's Work as a result of any Tenant Delay(s) (defined below), Landlord's Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete Landlord Work's absent any Tenant Delay. "Tenant Delay" means any act or omission of Tenant or its agents, employees, vendors or contractors in contravention of Tenant's obligations under this Lease that actually delays the Substantial Completion of Landlord's Work, including, without limitation: (1) Tenant's failure to furnish information or approvals within any time period specified in this Lease, including the failure to prepare or approve preliminary or final plans by any applicable due date; (2) Tenant's selection of equipment or materials that have long lead times after first being informed by Landlord that the selection may result in a delay; (3) changes requested or made by Tenant to previously approved plans and specifications; or (4) if the performance of any portion of Landlord's Work depends on the prior or simultaneous performance of work by Tenant, a delay by Tenant or Tenant's contractor(s) in the completion of such work.

                  "Landlord Delay" means any act or omission of Landlord or its agents, employees, vendors or contractors in contravention of Landlord's obligations under this Lease that actually delays the completion of the Initial Lab Alterations.

         B. Subject to Landlord's obligation to perform Landlord's Work and Landlord's obligations under Section IX.B, the Lab Space is accepted by Tenant in "as is" condition and configuration. By occupying the Lab Space for the purpose of conducting the Permitted Uses therein, Tenant agrees that Landlord's Work has been Substantially Completed, and that there are no representations or warranties by Landlord regarding the condition of the Lab Space or the Science Building. The Lab Commencement Date and Termination Date shall be determined by
                  Section I.G.

         C. If Tenant takes possession of the Premises before the Lab Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section IV.A.) to Landlord for each day of possession before the Lab Commencement Date (subject to the terms and provisions of Section I.D. above).

         D. Promptly following the Substantial Completion of Landlord's Work in the Lab Space, Tenant shall construct the Initial Lab Alterations in accordance with the Work Letter. Promptly following execution of this Lease, Tenant shall construct the Initial Office Alterations in accordance with the Work Letter.

IV.      RENT.

         A. Payments. As consideration for this Lease, commencing on the Office Rent Commencement Date with respect to the Office Space and the Lab Rent Commencement Date with respect to the Lab Space, Tenant shall pay Landlord, without any setoff or deduction (except as otherwise provided in Sections I.D., I.G., VII.B, XVII and XVIII), the total amount of Office Base Rent and Additional rent due with respect to the Office Space and the total amount of Lab Base Rent and Additional Rent due with respect to the Lab Space for the Term. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord accompanied by reasonable substantiation therefor. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 5% of the past due Rent, provided that Tenant shall be entitled to a grace period of 10 days for the first 2 late payments of Rent in a given calendar year. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of any Tax Excess (defined in Section IV.B.1.),

                  Expense Excess (defined in Section IV.B.1.), Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D.) for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

         B.       1.      Expense Excess and Tax Excess with Respect to the
                  Office Building. Tenant shall pay Tenant's Pro Rata Share for the Office Building of the amount, if any, by which Expenses (defined in Section IV.C.) relating to the Office Building ("Office Expenses") for each calendar year during the Term exceed Office Expenses for the Base Year (the "Expense Excess") and also the amount, if any, by which Taxes (defined in Section IV.D.) reasonably apportioned to the Office Building ("Office Taxes") for each Fiscal Year during the Term exceed Office Taxes for the Base Year (the "Tax Excess") (including in the foregoing the Office Building's share of Expenses and Taxes reasonably apportioned to the common areas of the Property on a pro rata square footage basis). If Office Expenses and/or Office Taxes in any calendar year or Fiscal Year decrease below the amount of Office Expenses and/or Office Taxes for the Base Year, Tenant's Pro Rata Share of Office Expenses and/or Office Taxes, as the case may be, for that calendar year or Fiscal Year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year or Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Expense Excess and one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Tax Excess. If Landlord determines that its good faith estimate of the Expense Excess or of the Tax Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess by January 1 of a calendar year, or the Tax Excess by the start of each new Fiscal Year, Tenant shall continue to pay monthly installments based on the previous calendar year's or Fiscal Year's estimate(s), as the case may be, until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous calendar or Fiscal Year's estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

                  As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, but in no event later than 180 days after the end of any given year, Landlord shall furnish Tenant with a statement of the actual Office Expenses and Expense Excess and the actual Office Taxes and Tax Excess for the prior calendar year or Fiscal Year, as the case may be. Landlord shall not be entitled to submit a revised statement to Tenant after such 180 day period, except for the adjustment of Office Taxes, Tax Excess, and insurance claims as to which the information for such adjustment was not available within such 180-day period. If the estimated Expense Excess and/or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Expense Excess and/or actual Tax Excess for the prior calendar year or Fiscal Year, as the case may be, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess and/or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Expense Excess and/or actual Tax Excess for such prior calendar year or Fiscal Year, as the case may be, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Office Expenses and/or Office Taxes, any underpayment for the prior calendar year.

                  2. Expense and Taxes with Respect to the Science Building. Tenant shall pay Tenant's Pro Rata Share for the Science Building of Expenses relating to the Science Building for each calendar year during the Term (the "Lab Expenses") and Taxes reasonably apportioned to the Science Building for each Fiscal Year during the Term (the "Lab Taxes") (including in the foregoing the Science Building's share of Expenses and Taxes reasonably apportioned to the common areas of the Property on a pro rata square footage basis). Landlord shall provide Tenant with a good faith estimate of the Lab Expenses and of the Lab Taxes for each calendar year or Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Lab Expenses and one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Lab Taxes. If Landlord determines that its good faith estimate of the Lab Expenses or of the Lab Taxes was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Lab Expenses by January 1 of a calendar year, or the Lab Taxes by the start of each new Fiscal Year, Tenant shall continue to pay monthly installments based on the previous calendar year's or Fiscal Year's estimate(s), as the case may be, until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous calendar or Fiscal Year's estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

                  As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, but in no event later than 180 days after the end of any given year, Landlord shall furnish Tenant with a statement of the actual Lab Expenses and the actual Lab Taxes for the prior calendar year or Fiscal Year, as the case may be. Landlord shall not be entitled to submit a revised statement to Tenant after such 180 day period, except for the adjustment of Lab Taxes and insurance claims as to which the information for such adjustment was not available within such 180-day period. If the estimated Lab Expenses and/or estimated Lab Taxes for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Lab Expenses and/or actual Lab Taxes for the prior calendar year or Fiscal Year, as the case may be, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Lab Expenses and/or estimated Lab Taxes for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Lab Expenses and/or actual Lab Taxes for such prior calendar year or Fiscal Year, as the case may be, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Lab Expenses and/or Lab Taxes, any underpayment for the prior calendar year.

         C. Expenses Defined. "Expenses" means all actual costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Office Building, with respect to Office Expenses, all actual costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Science Building, with respect to Lab Expenses, and all actual costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the common areas of the Property allocated to each of the Science Building and the Office Building on a pro rata square footage basis, including, but not limited to:

                  1. Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans for personnel working full time at the Property, including the general manager of the Property, but excluding costs for salaries and benefits of other managerial or executive level personnel.

                  2. Management fees, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other reasonable administrative costs; provided, however, such management fees as to the Office Space shall not exceed 4% of gross rent (it being expressly understood that Office Expenses for the Base Year shall include such a 4% management fee), and, as to the Lab Space, shall not exceed 3% of gross rent (provided that in no event shall Tenant pay a percentage of management fees for the Lab Space in excess of the percentage of management fees charged to other tenants of the Science Building). Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience. Any office space leased for a management office shall not be attributed rental obligations exceeding the rental obligations under an arm's-length lease for similar space.

                  3. The cost of services provided by Landlord to all of the tenants, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment.

                  4. Premiums and commercially reasonable deductibles for insurance paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance as is customarily carried from time to time by owners of comparable office and lab buildings, provided that the premiums for such insurance shall not exceed the premiums for such insurance with commercially reasonable deductibles.

                  5. Electrical Costs (defined below) and charges for water, gas, and sewer, but excluding those charges for which Landlord is entitled to be reimbursed by tenants. "Electrical Costs" means: (a) charges paid by Landlord for electricity for the Property; and (b) costs incurred in connection with an energy management program for the Property, which program saves electrical costs. Electrical Costs shall be adjusted as follows: (i) amounts entitled to be received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs; (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Costs; and (iii) the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs. (It is expressly understood that Tenant shall pay (x) directly to the utility company for the cost of electrical service to the Premises measured by meters or reimburse Landlord for the cost of electrical service to the Premises measured by checkmeter, and
                           (y) to Landlord its pro rata share of electricity for checkmetered base building mechanical services, such as hot water, condenser water, water and sewer service, and gas service, accordance with Section X.A below.)

                  6. The amortized cost of only such capital items and capital improvements made to the Property which are:
                           (a) performed primarily to reduce operating expense costs of the Property; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or 10 years. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "Payback Period" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement.

                  7. With respect to Lab Expenses only, expenses of periodic routine testing (as distinguished from any testing in response to a hazardous materials discovery or release or any remediation in connection therewith) to assure that the Lab Space is free of hazardous materials, agents or substances, and to assure compliance with codes, regulations and Laws.

                  8. Any fees, costs and expenses relating to operating, managing, owning and maintaining the fitness center in the Property.

                  9. The costs of Landlord's Work and Landlord's initial capital improvements in the Science Building and Common Areas and the equipping thereof, and any repairs occasioned by the defective installation of the same.

                  If Landlord incurs Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Property and the other buildings or properties. Expenses shall not include: the cost of capital items or improvements (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; legal costs in negotiating, interpreting or enforcing leases, including without limitation assignment or sublease matters, any disputes with tenants or eviction proceedings, and any like legal costs in connection with any other parties to a reciprocal easement agreement, common area agreement or similar agreement; the cost of repairs or other work to the extent Landlord is entitled to be reimbursed by insurance or condemnation proceeds or warranties or guaranties; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, including rental abatements and construction allowances, granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D) or Expenses; advertising or promotional expenses; costs for services separately charged or chargeable to another tenant; costs of correcting violations of applicable Law and codes for which Landlord is liable under this Lease; costs to restore the Building after a casualty because Landlord did not obtain or maintain replacement cost "All Risk" property insurance coverage, except for deductibles thereunder; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; costs, liability or damages associated with the negligence or misconduct of Landlord or its agents, employees or contractors; and where Landlord or an affiliate is providing a service or item, an amount in excess of what the cost of such service or item would be in an unrelated arm's length transaction. If the Office Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Office Building at any time during a calendar year, Expenses for the Office Building shall be determined as if the Office Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Office Building during that calendar year. If Tenant pays for its Pro Rata Share of Expenses based on increases over a "Base Year" and Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year as to the Office Building shall also be determined as if the Office Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable

                  Square Footage of the Office Building. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Office Building.

         D. Taxes Defined. "Taxes" shall mean: (1) all real estate taxes and other assessments on the Building and/or Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property, [provided, however, to the extent that there is an increase in the assessments on the Property which is caused by the conversion of the Science Building for use as laboratory space, such increase shall be allocated to the Science Building only]; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (3) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2) with respect to years for which Tenant had an obligation to pay Tax Excess or Lab Taxes, including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant's Pro Rata Share of any Tax Excess or any Lab Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment, or if after the end of the Term shall pay Tenant such amount. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant's Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant's receipt of a statement from Landlord.

         E. Audit Rights. Tenant may, within 90 days after receiving Landlord's statement of Expenses (or within 90 days after receiving any revised statement thereof), give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a licensed CPA, a CPA firm, or a national real estate service provider, in each case paid on an hourly, non-contingency fee basis. Tenant shall be solely responsible for all of its own costs, expenses and fees incurred for the audit unless such audit reveals a greater than 5% overstatement for any applicable period in which case Landlord shall pay for the audit. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant or, if after the end of the Term shall pay Tenant such amount. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

V.       COMPLIANCE WITH LAWS; USE.

         A. Tenant's Obligation. The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant acknowledges that, except as set forth in Section III.A.2 and Section V.B below, neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or suitability of the Property for Tenant's intended use. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Buildings or interferes with the operation of the Buildings. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to any violations of Laws by Tenant or any Tenant Related Parties with respect to the Premises. Tenant shall comply with the rules and regulations of the Buildings attached as EXHIBIT B and such other reasonable rules and regulations not inconsistent with the terms of this Lease adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall not discriminate against Tenant in Landlord's enforcement of the rules and regulations. Tenant shall obtain and pay for all permits and shall promptly take all actions necessary to comply with all Laws, including, without limitation, the Occupational Safety and Health Act, regulating Tenant's specific use of the Premises or the Property. Tenant shall maintain in full force and effect all certifications or permissions to provide its services required by any authority having jurisdiction to authorize, franchise or regulate such services. Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits directly relating or incident to: the conduct of its specific activities on the Premises; its scientific experimentation, transportation, storage, handling, use and disposal of any chemical or radioactive or bacteriological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or medical waste, including without limitation the obtaining of an industrial discharge permit from the Massachusetts Water Resources Authority; its conduct of animal research activities; and its storage of fuel, chemicals, or other regulated materials permitted hereunder. Within ten (10) business days of a request by Landlord, Tenant shall furnish Landlord with copies of all such permits, together with a certificate certifying that such permits are all of the permits which Tenant is required to maintain with respect to the Premises.

         B. Landlord's Obligation. Landlord, at its sole cost and expense (except to the extent properly included in Expenses), shall be responsible for correcting any violations of Title III of the Americans with Disabilities Act with respect to the Premises and the Common Areas of the Building, provided that Landlord's obligation with respect to the Premises shall be limited to violations that arise out of Landlord's Work and/or the condition of the Premises prior to the installation of any furniture, equipment and other personal property of Tenant. In addition, Landlord shall comply with all other Laws relating to the Common Areas provided that compliance with such Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy, or its equivalent, for the Premises, or would unreasonably and materially affect the safety of Tenant's employees or create a significant health hazard for Tenant's employees. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans with Disabilities Act other than Title III, the specific nature of Tenant's business in the Premises (other than general office use), the acts or omissions of Tenant, its agents, employees or contractors, Tenant's arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Landlord Work) and any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with the ADA.

VI.      SECURITY DEPOSIT.

         The Security Deposit shall be in the form of an irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall: (a) be in the amount of $1,411,165.00; (b) be in one (1) of the two (2) forms attached hereto as EXHIBIT C; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution satisfactory to the Landlord; (e) expressly allow Landlord to draw upon it: (i) in the event that the Tenant is in Default under the Lease by delivering to the issuer of the Letter of Credit written notice that Landlord is entitled to draw thereunder pursuant to the terms of this Lease; or (ii) if Tenant, within 60 days prior to expiration of the Letter of Credit then held by Landlord, fails to provide Landlord with a replacement Letter of Credit meeting the requirements herein; (f) expressly state that it will be honored by the issuer without inquiry into the accuracy of any such notice or statement made by Landlord; (g) expressly permit multiple or partial draws up to the stated amount of the Letter of Credit; (h) expressly provide that it is transferable to any successor of Landlord, provided that Landlord pays any transfer fee reasonably imposed by the issuer of the Letter of Credit; and (i) expire no earlier than 60 days after the Termination Date.

         Notwithstanding anything herein to the contrary, provided Tenant is not in default beyond applicable notice, grace and cure periods under this Lease as of the effective date of any reduction of the Security Deposit, Tenant shall have the right to reduce the amount of the Security Deposit to be as follows:
(i) $1,058,373.80 effective as of the earlier of (the "First Security Deposit Reduction Date") (a) the third anniversary of the Commencement Date, or (b) the date Tenant successfully completes its initial public offering, raising at a minimum $100,000,000; and (ii) $705,582.50 effective as of the third anniversary of the First Security Deposit Reduction Date. Such reduction shall be accomplished by having Tenant provide Landlord with a substitute Letter of Credit in the reduced amount.

         If Landlord draws on the Letter of Credit as permitted in this Lease or the Letter of Credit, then, upon demand of Landlord, Tenant shall restore the amount available under the Letter of Credit to its original amount by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount or to the reduced amount, if applicable, in accordance with the foregoing paragraph. In the alternative, Tenant may provide Landlord with cash, to be held by Landlord in accordance with this Article, equal to the restoration amount required under the Letter of Credit.

VII.     SERVICES TO BE FURNISHED BY LANDLORD.

         A.       1.      OFFICE BUILDING

                  Landlord agrees to furnish Tenant with the following services in the Office Building: (1) Water service for use in the lavatories on each floor on which the Premises are located and for the existing and any future kitchen/pantries that may be part of Tenant's Initial Alterations; (2) Heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are standard for comparable buildings or as required by governmental authority. Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours at an initial rate of $25.00 per hour, as increased from time to time based upon increases in the actual cost thereof (provided that such cost shall be allocated on a pro rata square footage basis, if other tenants are using this service simultaneously with Tenant); (3) Maintenance and repair of the Property as described in Section IX.B.; (4) Janitor service on Business Days in accordance with the cleaning specification attached hereto as EXHIBIT M. If Tenant's use, floor covering or other improvements require special services in excess of the standard services for the Buildings, Tenant shall pay the actual incremental additional cost attributable to the special services; (5) Elevator service; (6) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article X; (7) security for the Building, garage and Building lobby; (8) 24 hours access, 7 days a week 365 days per year to the Premises and parking garage; and (9) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

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                  Tenant shall, at Tenant's sole cost and expense, install
                  separate HVAC units in the call center portion of the Premises, which units shall be separately metered for electrical use and such electrical costs shall be paid by Tenant directly to the utility provider. Tenant shall be permitted to use the two cooling units located in the Office Space, provided, such units are being provided "as is" and Landlord makes no representations or warranties with respect to the use or condition of such units. Tenant shall be solely responsible for the maintenance and repair of such units. Tenant shall pay to Landlord monthly the standard charge for condenser water relating to Tenant's supplemental cooling as reasonably determined by Landlord from time to time. Landlord's current charge for condenser water is $12.68 per ton per month, which charge shall increase from time to time based upon increases in the actual cost thereof.

                  2.       SCIENCE BUILDING.

                  Landlord agrees to furnish Tenant with the following services and facilities in the Science Building:

                  HVAC System: The HVAC system shall be comprised of a central chilled water system, condenser water system, hot water heating system and custom air-handling units.

                  Air Handling Units: Custom-built air handlers shall deliver approximately 1.75 CFM per SF of 100% outdoor air to the Lab Space. Two units are located outdoors on the Annex roof. The remaining unit is indoors, located on level 3B of the Annex, and serves the Annex levels 1 and 2. The units are sized to provide 100% outside air to the space. The units are complete with double wall construction, dual supply fans, variable frequency drives, filter section with 30% and 85% filters, chilled water coil and hot water coil . The supply air is distributed via medium pressure supply duct main through the Science Building; the medium pressure duct is stubbed out approximately 3' from the shaft on each floor for future tenant fit-up. Variable frequency drives on the supply fans are provided to vary the supply to the space as part of the Variable Air Volume (VAV) supply air/exhaust air system.

                  Chilled Water: Chilled water shall be provided from a 1200-ton central chilled water plant located on the first floor of the Annex. The system shall consist of water-cooled centrifugal chillers, cooling towers mounted on the Annex roof, and a pumping system, piping and controls. Chilled water pumps shall be constant volume and shall run 24/7.

                  Cooling Tower: The cooling tower/condenser water system shall consist of cooling towers, pumps, piping and controls. The cooling tower/condenser water system is sized for an additional 25% capacity for tenant supplemental cooling. The piping distribution shall include vertical risers, capped and valved on each floor, for tenant usage. Condenser water pumps shall be constant volume and shall run 24/7. Condenser water fans shall be equipped with VFD's. Tenant's condenser water system shall be isolated from the primary condenser water loop and the secondary pumping system shall have VFD's provided with the pumps.

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

                  Heating: Hot water shall be provided by gas-fired boilers. The system is complete with primary/secondary pumping, piping and controls. Piping shall include piping to the rooftop units as well as vertical risers in the Science Building, capped and valved on each floor for future tenant fit-up. Differential bypass shall be provided with constant volume secondary pumps. All future tenant reheat and hot water coils will be two-way control. Heating only is provided in areas reserved for Tenant's equipment and storage. Any cross ventilation and/or cooling required in these areas shall be provided by Tenant, based on equipment installed by Tenant.

                  Plumbing System: The plumbing system shall consist of water service and gas service into the Science Building, storm drainage system, toilet cores and janitor's closets, as well as locations for tenant PH neutralization systems on the first floor. Showers shall be provided at the first floor bathroom for tenant fitness use.

                  Domestic Water: Domestic water shall be distributed to toilet cores and mechanical penthouse as required. Centralized risers shall also be provided for use as part of tenant fit up. Domestic water is complete with booster pump to provide sufficient water pressure at all floors.

                  Gas: The gas service into the Science Building shall be sized to meet the base building requirements and future tenant loads. Tenant is responsible for its own gas metering.

                  Electrical System: Electric service to the Science Building shall be via an exterior Nstar substation (primary switchgear and pad-mounted transformer) located behind a secure screened wall area. The substation is provided with a dual feed primary electric service (normal and standby) with automatic transfer. The Science Building electric service provided is 480/277 volt, 3-phase, 4-wire at 4000 ampere. The overall electric service size for the Science Building is approximately 27 watts per square foot.

                  Distribution: Within the Science Building core, a bus duct riser for Tenant's use shall provide approximately 15 watts per SF (lighting/receptacles/lab equipment) for lab space. Tenant shall be responsible for its own electric metering and distribution from each floor's respective un-metered bus duct to Tenant's space.

                  Generator: The Science Building shall be provided with a 300Kw diesel fired life safety generator. The generator shall serve the fire pump, smoke control system, fire alarm, system, elevator, emergency egress and exit lighting.

                  Tel/Data: Telephone service to the Science Building shall be established with a main distribution feed on the first floor and distributed to stacked tel/data rooms located on each floor. High-speed fiber data service shall also be provided.

                  Fire Protection: Fire protection system consists of service into the Science Building, fire department connection, and distribution throughout the Science Building. Sprinkler distribution shall be provided in finished common areas and provided as required by code in vacant Tenant spaces. Modification to sprinkler

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

                  piping and distribution shall be performed by Tenant to suit its layout and hazard index.

                  Fire Alarm: The fire alarm system shall be an expandable addressable high-rise system. Common areas are complete with detection and notification and annunciation devices as required.

                  Cleaning: Tenant shall provide its own cleaning services to the Lab Space according to cleaning standards generally prevailing in comparable research and development buildings in the City of Cambridge and according to any cleaning specifications adopted by Landlord from time to time during the Term of this Lease.

         B. Landlord's failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of 3 consecutive Business Days as a result of the Service Failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article
                  XV), arising out of or in connection with the failure of any security services, personnel or equipment.

VIII.    LEASEHOLD IMPROVEMENTS.

         All improvements to the Premises, including, without limitation, standard installed lab equipment (collectively, "Leasehold Improvements"), shall be owned by Landlord upon the completion of construction of such Leasehold Improvements and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense, any Leasehold Improvements or Alterations that are performed by or for the benefit of Tenant and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office or laboratory improvements (collectively referred to as "Required Removables"). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems, additional mechanical shafts and risers installed by Tenant, and structural alterations and modifications of any type. Landlord agrees that none of Tenant's planned Initial Alterations constitute Required Removables. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, Tenant may remain in the Premises for up to 5 days after the Termination Date for the sole purpose of

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

removing the Required Removables. Tenant's possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section IX.C), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration, if any, will be considered to be Required Removables. All specialized equipment, trade fixtures and furnishings not attached to the Premises shall remain the property of the Tenant and must be removed by the Tenant upon termination or expiration of this Lease. Notwithstanding any provision hereof to the contrary, the following shall constitute personal property of Tenant which shall be removed by Tenant upon termination or expiration of this Lease, absent the express agreement of Landlord and Tenant to the contrary: all moveable personal property, and furniture, furnishings and equipment, such as computers, servers, phone system, work stations, power poles, desks, tables, chairs, projectors, and lab equipment such as portable freezers, refrigerators, mixers, centrifuges, biosafety cabinets, cage washers, autoclaves, stirrers, rotors, ovens, incubators, cell sorters, flow Cytometers, microscopes, water baths, unaffixed lab tables, pumps, gas cylinders, and regulators. It is expressly understood and agreed that the following shall become the property of Landlord upon the installation thereof and shall remain on the Premises upon termination or expiration of this Lease: generators, fume hoods, and affixed tables, benches and cabinets (except for biosafety cabinets).

IX.      REPAIRS AND ALTERATIONS.

         A. Tenant's Repair Obligations. Tenant shall, at its sole cost and expense, keep the Premises in good condition and repair, reasonable wear and tear, casualties and takings excepted. Tenant's repair obligations include, without limitation, repairs to: (1) floor covering; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Buildings; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (7) Alterations performed by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. If Tenant fails to make any repairs to the Premises for more than 30 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice accompanied by reasonable substantiation, together with an administrative charge in an amount equal to 3% of the cost of the repairs.

         B. Landlord's Repair Obligations; Utility Installations. Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general or constituting base building systems and equipment; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; (6) the parking garage and (7) elevators serving the Building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible. In addition, Landlord may elect, at the expense of and after notice to Tenant, to repair any damage or injury to the Building caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, neglect or improper conduct of Tenant or any Tenant Related Parties (hereinafter defined). Landlord reserves the right to install, use, maintain, repair, replace and relocate utility chases, pipes, wiring, meters, and other equipment and fixtures in and through the Buildings to service other portions of the Property.

         C. Alterations. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Buildings (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Buildings or from the Common Areas of the Property; (3) will not affect the systems or structure of the Buildings; and (4) does not require work to be performed inside the walls or above the ceiling of the Premises. Further, Landlord's consent shall not be required for non-structural, non-mechanical and non-electrical Alterations to the Premises that are not visible from the exterior of the Premises or the Buildings or from the Common Areas of the Property, the cost of which in any given instance is less than $50,000 ("Minor Alterations"). However, even though consent is not required, the performance of Cosmetic Alterations or Minor Alterations shall be subject to all the other applicable provisions of this Section IX.C. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Buildings systems); copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord for Alterations having a cost in excess of $100,000. Changes to the plans and specifications for Alterations having a cost in excess of $50,000, or for Alterations which result in non-compliance with any of the criteria referenced above for Cosmetic Alterations or Minor Alterations, must also be submitted to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Buildings, by a contractor reasonably approved by Landlord whose labor will work without interference and in harmony with other labor working on the Property. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Buildings, shall have the right to designate the time when Alterations may be performed. A copy of Landlord's current construction rules and regulations is attached hereto as EXHIBIT N. For all Alterations after the initial Alterations, if review by Landlord of Tenant's plans for Alterations other than Cosmetic Alterations reasonably requires consultation with a third party architect or engineer, then Tenant shall reimburse Landlord within 30 days after receipt of an invoice for sums paid by Landlord for such third party examination of Tenant's plans. In addition, for all Alterations after the initial Alterations, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to 3% of the cost of the non-Cosmetic Alterations (it being expressly understood that no such fee shall be paid to Landlord for the Landlord's Work, the Initial Improvements, or any initial improvements in the Expansion Space (as defined in Section VII.A of EXHIBIT E). Upon completion, Tenant shall furnish "as-built" plans in print and electronic CAD format (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use. Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall, at any time prior to or after the Commencement Date, result from or be reasonably attributable to any alteration, addition or improvement to the Premises made by or for the account of Tenant materially in excess of the Building standard improvements for the Building.

                  It shall be a condition of Landlord's approval of the Initial Improvements and of any subsequent Alterations involving MEP systems that Tenant provide Landlord with (a) a certification of an acoustical engineer satisfactory to Landlord that all equipment installed by Tenant, when evaluated in the context of the anticipated use of the entire Property, will comply with the City of Cambridge Noise Ordinance, and (b) a certification from a qualified engineer satisfactory to Landlord that the equipment installed by Tenant will meet all applicable legal requirements, and will not result in the reentrainment of exhaust into base building systems.

X.       USE OF ELECTRICAL AND OTHER UTILITY SERVICES BY TENANT.

         A. Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for separately metered electricity (Office Building and Science Building), separately check metered gas (Office Building and Science Building), separately check metered water and sewer charges (Science Building), telephone (Office Building and Science Building) and other separately metered or check metered utilities or services used or consumed on the Premises whether called charge, tax, assessment, fee or otherwise including, without limitation, all such charges to be paid as the service from time to time becomes due. In addition, Tenant shall pay to Landlord when billed the cost of metered gas and electrical service for the base building air, chilled water, and heated water provided to the Lab Space. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. Landlord shall be entitled to receive a fee (if permitted by Law) for the selection of utility companies and the negotiation and administration of contracts for electricity, provided that the amount of such fee shall not exceed 50% of any savings obtained by Landlord. As part of Tenant's Initial Alterations to the Office Space, Tenant shall install in accordance with specifications provided by Landlord, at Tenant's sole cost and expense, a separate check meter to measure and bill Tenant for the electricity used on the 15th floor of the Office Space. Except as aforesaid, as part of Tenant's Initial Alterations to the Lab Space, Tenant shall install in accordance with specifications provided by Landlord, at Tenant's sole cost and expense, separate meters and wiring to measure and bill Tenant for the utilities used in each space. The meters and checkmeters in the Lab Space shall include, without limitation, airflow sensors in the main duct and BTU meters in the hot water and condenser water lines entering the Lab Space, as well as checkmeters for water and sewer and gas service.

         B. Tenant's use of electrical and other services shall not exceed, either in voltage, rated capacity, or overall load, that which Landlord deems to be standard for the Building, consistent with provisions of Article VII above. If Tenant requests permission to consume excess electrical service, Landlord may condition consent upon the installation of utility service upgrades, meters, submeters, air handlers or cooling units, as reasonably appropriate), and the additional usage (to the extent permitted by Law), installation and maintenance costs shall be paid by Tenant. Landlord shall have the right to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.

XI.      ENTRY BY LANDLORD; RESERVATION OF CERTAIN RIGHTS.

                  Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, inspect and to conduct tests in order to monitor Tenant's compliance with legal requirements governing environmental substances, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants' premises, subject to the conditions of this Article XI. Tenant shall always have the opportunity to escort the persons entering the Premises pursuant hereto. Except in emergencies, or to provide janitorial and other Building services in the Office Building, after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally in the event of circumstances of urgency where written notice is impractical; entry to show the Premises or for routine repairs, inspections, or tests are not such circumstances. Landlord shall use reasonable efforts to schedule and conduct such entries so as to minimize disruption of Tenant's use of the Premises. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the call center portion of the Premises or disrupt utility services to such portion of the Premises and will not close the rest of the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Landlord reserves the right to make additions to the Buildings and alter or relocate entranceways, common areas or other facilities (including driveways, walkways and parking areas), and to grant easements and other rights. Provided, however, that Landlord's activities pursuant to the foregoing do not have a direct, material adverse effect on the Premises, or Tenant's use thereof, or on Tenant's access rights.

XII.     ASSIGNMENT AND SUBLETTING.

         A. Except in connection with a Permitted Transfer (defined in Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed if Landlord does not elect to exercise its termination rights under Section XII.B below. Notwithstanding any term or provision herein to the contrary, Tenant may allow Viacord and Tenant's other subsidiaries and affiliates to occupy portions of the Premises, provided such occupancy is otherwise in accordance with the terms and provisions of this Lease. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) in the case of an assignment, the proposed transferee's does not have a net worth equal to or greater than the net worth of the Tenant as of the date of this Lease; (2) the proposed transferee's use, or would result in a violation of the Permitted Uses; (3) in Landlord's reasonable judgment, the proposed transferee is a governmental agency whose activities will not result in a greater demand on building services than the demand created by activities conducted by Tenant in the Premises, will not result in an increase in occupancy per square foot in excess of Tenant's occupancy per square foot, and will not result in an increase in the Expenses of the Property; (4) the proposed transferee is an occupant of the Buildings (Notwithstanding the foregoing, Landlord will not withhold its consent solely because the proposed transferee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to Transfer or if Landlord is not willing to lease such comparable space for a comparable period to such other Building occupant. For purposes hereof, Landlord shall be deemed to have comparable space if it has space available on any comparable floor of the Building that is approximately the same size as the space Tenant desires to Transfer at the time of the proposed commencement of the proposed Transfer and for approximately a comparable period); (5) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (6) any portion of the Buildings or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer (unless such legal compliance is limited to the Premises during the period of the transferee's occupancy, and Landlord is assured that the transferee will be solely liable therefor). Any attempted Transfer in violation of this Article shall, at

                  Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

         B. As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within 20 days of its receipt of the required information and documentation, either:
                  (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or
                  (2) if Tenant is proposing to lease 50% or more of the Premises for substantially the balance of the Term, exercise its right to terminate this Lease with respect to the portion of the Premises that Tenant is proposing to assign or sublet. Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord's review of any Permitted Transfer or requested Transfer, provided if Landlord's actual reasonable costs and expenses (including reasonable attorney's fees) exceed $1,500.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee.

         C. Except for Permitted Transfers, Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer (other than Landlord's review fee), including brokerage fees, legal fees and construction costs. If Tenant is in Monetary Default (defined in Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

         D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if, in a single transaction or a series of related transactions, the group of persons or entities which owns or controls a majority of the voting shares/rights at any time changes in a material way for any reason (including but not limited to a merger, consolidation or reorganization but excluding (1) a sale or transfer by the Tenant of a minority interest in Tenant to a person or entity previously not a part of or affiliated with such ownership group and (2) transfers among members of such group), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply to the initial public offering of stock in Tenant quoted on a national market system for securities transactions, nor, thereafter, to any transfers of stock over such national market system for securities transactions, so long as Tenant is an entity whose outstanding stock is quoted on a national market system for securities transactions, or if at least 80% of its voting stock is owned directly or indirectly by another entity, the voting shares/rights of which are so listed or quoted.

         E.       Notwithstanding any of the foregoing provisions of this
                  Section XII, Tenant may assign its entire interest under this Lease to a successor to Tenant (or have a change in ownership and/or control of Tenant as provided in clause D above) by purchase, merger, consolidation, reorganization, recapitalization or otherwise without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (1) Tenant is not in default, after the expiration of applicable notice, grace and cure periods, under this Lease; (2) Tenant's successor shall own all or substantially all of the assets of Tenant which were owned by Tenant immediately before the proposed purchase, merger, consolidation, reorganization or recapitalization; (3) Tenant's successor shall have a net worth which is at least equal to Tenant's net worth as reflected in the most recent regularly prepared balance sheet prior to the proposed purchase, merger, consolidation, reorganization or recapitalization; (4) the Permitted Use does not allow the Premises to be used for on site retail purposes; and (5) Tenant shall give Landlord written notice at least 20 days prior to the effective date of the proposed purchase, merger, consolidation, reorganization or recapitalization. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. Landlord agrees to treat and keep as confidential and not disclose to any third party (i) such notice, (ii) the identity of the parties to the proposed transaction or (iii) the terms of the proposed transaction; provided, however (a) Landlord shall be permitted to provide such information to its mortgagee, subject to the same confidentiality requirements, and (b) Landlord shall not be required to keep confidential
                  (aa) information which has come within the public domain through no fault or action of Landlord or its representatives,
                  (bb) information which was known to Landlord on a non-confidential basis prior to its disclosure hereunder, (cc) information which becomes available to Landlord on a non-confidential basis from any third party, and (dd) information that is independently developed by Landlord. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement.

XIII.    LIENS.

         Tenant shall not permit mechanic's or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant having a cost in excess of $100,000. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord, accompanied by reasonable substantiation.

XIV.     INDEMNITY AND WAIVER OF CLAIMS.

         A. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), and subject to Article XVI below, Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees.

         B. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), and subject to Article XVI below, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors.

         C. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Buildings; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article XV below.

         D. Except as specifically provided to the contrary, the limits of either party's insurance shall not limit such party's liability under this Lease.

XV.      INSURANCE.

         Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of

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

$5,000,000.00, of which up to $4,000,000.00 may be provided by an umbrella policy; (2) Special Form Property/Business Interruption Insurance, including earthquake (provided that earthquake coverage may have a limit of $2,000,000.00), written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $5,000,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, Landlord's property managers, mortgagees and their respective successors and assigns as their interests shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. Landlord shall maintain so called All Risk property insurance on the Buildings at replacement cost value, as reasonably estimated by Landlord. Landlord shall also maintain Commercial General Liability insurance applicable to the Property, providing, on an occurrence basis, a minimum combined single limit of at least $2,000,000. Except as specifically provided to the contrary, the limits of either party's' insurance shall not limit such party's liability under this Lease.

XVI.     SUBROGATION.

         Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Buildings, the Premises, any additions or improvements to the Buildings or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance, including any deductible thereunder. The foregoing shall not preclude the recovery of any such deductible amounts as Expenses, to the extent provided under Section IV.C.4 above.

XVII.    CASUALTY DAMAGE.

         A. If all or any part of the Premises or a material portion of the parking spaces or all reasonable means of access to the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that any portion of the Premises or the parking spaces or a reasonable means of access to the Premises is rendered unusable as a result of a fire or other casualty, the Rent shall abate to the extent of the portion of the Premises, parking or access that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged);
                  (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or
                  (5) a material uninsured loss to the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 60 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building, the parking garage and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

         B. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 270 days from the date the repair and restoration is started, then regardless of anything in Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate.

XVIII.   CONDEMNATION.

         Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

XIX.     EVENTS OF DEFAULT.

         There shall be considered to be an "Event of Default" by Tenant under this Lease upon the occurrence of any of the following events of default:

         A. Tenant's failure to pay when due all or any portion of the Rent, if the failure continues for 5 business days after written notice to Tenant ("Monetary Default").

         B. Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 20 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 20 days, Tenant shall be allowed additional time (not to exceed 180 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 20 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant.

         C. Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

         D.       The leasehold estate is taken by process or operation of Law.

XX.      REMEDIES.

         A. Upon any Event of Default (as provided in Section XIX), Landlord shall have the right without notice or demand (except as provided in Article XIX) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

                  1. Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant's Property and any party occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Tenant's default, whether by Landlord's inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

                  2. In lieu of calculating damages under Sections XX.A.1 above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined in Section XX.B. below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

         B. Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under the Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares Tenant to be in default after the expiration of applicable notice, grace and cure periods, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the Prime Rate plus 4%. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

XXI.     LIMITATION OF LIABILITY.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDINGS OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT. LIKEWISE, EXCEPT AS SET FORTH IN ARTICLE XXV BELOW, TENANT SHALL NEVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OR LANDLORD.

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

XXII.    NO WAIVER.

         Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIII.   QUIET ENJOYMENT.

         Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant is not in default after the expiration of applicable notice, grace and cure periods. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV.    INTENTIONALLY OMITTED.

XXV.     HOLDING OVER.

         If Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the greater of: (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 30 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover. Notwithstanding the foregoing, Tenant shall not be liable for consequential damages unless the holdover continues for 45 or more days after the termination of this Lease or Tenant's right to possession.

XXVI.    SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

         Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"); provided, however, that such subordination shall be expressly conditioned on Mortgagee agreeing in the form of a commercially reasonable non-disturbance agreement not to disturb Tenant under the Lease and to commit to fund the initial Tenant Allowance as set forth in EXHIBIT D with respect to the Premises, and as set forth in Section VII of EXHIBIT E with respect to the Expansion Space, if Landlord does not do so. The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination and non-disturbance agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested.

XXVII.   ATTORNEYS' FEES.

         If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

XXVIII.  NOTICE.

         If a demand, request, approval, consent or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in
Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address in the manner described in this Article.

XXIX.    EXCEPTED RIGHTS.

         This Lease does not grant any rights to light or air over or about the Buildings. Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) subject to the terms of Article II above, telephone, electrical and janitorial closets, (3) subject to the terms of Article II above, equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building. Notwithstanding the foregoing, (a) Tenant shall have the right from time to time to install its telecom systems, wires and conduits in the Building, subject to the prior written approval of

Landlord which shall not be unreasonably withheld, and Tenant's compliance with this Lease (other than the foregoing sentence), including without limitation
Section IX.C. and (b) Tenant shall have the Roof Rights with respect to the Science Building set forth in EXHIBIT E. Landlord has the right to change the Building's and Buildings' name or address. Landlord also has the right to make such other changes to the Property and Buildings as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use and the parking garage. Landlord shall also have the right (but not the obligation) to temporarily close the Building and/or Buildings if Landlord reasonably determines that there is an imminent danger of significant damage to the Building, Buildings or of personal injury to Landlord's employees or the occupants of the Building or Buildings. The circumstances under which Landlord may temporarily close the Building or Buildings shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building or Buildings under such circumstances shall not constitute a constructive eviction nor (except as provided in Section VIIB) entitle Tenant to an abatement or reduction of Rent.

XXX.     SURRENDER OF PREMISES.

         At the expiration or earlier termination of this Lease, Tenant shall remove Tenant's Property (defined in Article XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage by casualty or condemnation excepted. Tenant shall also be required to remove the Required Removables in accordance with Article VIII. If Tenant fails to remove any of Tenant's Property within 2 days after the termination of this Lease, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord. Tenant shall, prior to the expiration of the Term or upon the earlier termination thereof, cause to be performed by a qualified environmental consultant approved by Landlord an inspection of the Lab Space (including visual inspection, geiger counter evaluation, airborne and surface monitoring) to confirm that the Lab Space is free of biological, chemical and radioactive hazards. Tenant shall deliver a copy of the inspection report ("Inspection Report") to Landlord. If the report is not reasonably satisfactory to Landlord, Landlord shall so notify Tenant, indicating the nature of Landlord's dissatisfaction. Tenant shall be responsible for abating or, at Landlord's election if the Term hereof has expired, paying the cost of abating any condition(s) in accordance with the approved Inspection Report.

XXXI.    MISCELLANEOUS.

         A. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and

                  Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

         B. Tenant shall not record this Lease or any memorandum or notice without Landlord's prior written consent; provided, however, Landlord agrees to consent to the recordation or registration of a memorandum or notice of this Lease, at Tenant's cost and expense in the form attached hereto as EXHIBIT F, if the initial term of this Lease or the initial term plus any renewal terms granted exceed, in the aggregate, 7 years. If this Lease is terminated before the Term expires, upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord's request therefor within 10 days.

         C. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

         D. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of nature, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party and shall not apply with respect to Section VIIB.

         E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building, Buildings and/or Property referred to herein, and upon such transfer by Landlord of all of its interests in the Property. Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

         F. Landlord and Tenant each represent that they have dealt directly with and only with the Broker as a broker in connection with this Lease. Each of Landlord and Tenant shall indemnify and hold the other and their respective Related Parties harmless from all claims of any other brokers claiming to have dealt with the indemnifying party in connection with this Lease.

         G. Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. Landlord hereby makes the same covenant, representation and warranty to Tenant. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. If Tenant is a partnership, then each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions to be performed by Tenant. Landlord may request (and Tenant shall comply) that Tenant, at the time that Tenant admits any new partner to its partnership, require each new partner to execute an agreement in form and substance satisfactory to Landlord under which the new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions to be performed by Tenant, without regard to when the new partner is admitted to the partnership (or when any obligations under any of covenants, agreements, terms, provisions and conditions accrue). Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

         H. Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

         I. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Sections IV.A, IV.B., VIII, XIV, XX, XXV, XXX, XXXII and XXXIII shall survive the expiration or early termination of this Lease.

         J. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by both parties.

         K. All understandings and agreements previously made between the parties with respect to the Premises are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

         L. Subject to restrictions on disclosure under applicable law, Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building. Upon written request by Tenant and prior to Tenant being required to disclose such financial information, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

         M. Subject to the provisions of this Section M, so long as no Event of Default has occurred and remains outstanding under this Lease, and provided Tenant's employees execute Landlord's standard waiver of liability form, then Tenant's employees (the "Fitness Center Users") shall be entitled to use the Property's fitness center (the "Fitness Center"). The use of the Fitness Center shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Fitness Center. There shall be no separate charge to Tenant for the use of the Fitness Center; however, the costs of operating, maintaining and repairing the Fitness Center shall be included as part of Expenses to the extent provided in Section IV.C. above. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) throughout the Term of this Lease, and Landlord shall have the right, at Landlord's sole discretion, to expand, contract, eliminate or otherwise modify the Fitness Center. No expansion, contraction or modification of the Fitness Center, and no termination of Tenant's or the Fitness Center Users' rights to the Fitness Center shall constitute a constructive eviction or entitle Tenant to an abatement or reduction in Rent.

XXXII.   ENVIRONMENTAL SUBSTANCES.

         "Environmental Law(s)" means all statutes, Laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations and orders of federal, state and local public authorities pertaining to any of the Environmental Substances or to environmental compliance, contamination, cleanup or disclosures of any release or threat of release to the environment, of any hazardous or toxic substances, wastes or materials, any pollutants or contaminants which are included under or regulated by any municipal, county, state or federal statutes, Laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations or orders, including, without limitation, the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; the Clean Water Act, 33 U.S.C.
Section 1251, et seq.; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f-300j, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, et seq.; the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 (signed into law October 17, 1986); M.G.L. c.21C; and oil and hazardous materials as defined in M.G.L. c.21E, as any of the same are from time to time amended, and the rules and regulations promulgated thereunder, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, and all other federal, state and local statutes, Laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations and orders regulating the generation, storage, containment or disposal of any Environmental Substances, including but not limited to those relating to lead paint, radon gas, asbestos, storage and disposal of oil and hazardous wastes, substances and materials, and underground and above-ground oil storage tanks; and any amendments, modifications or supplements of any of the foregoing.

         "Environmental Substances" means, but shall not be limited to, any hazardous substances, hazardous waste, environmental substances, oil, petroleum products and any waste or substance, which because of its quantitative concentration, chemical, biological, radioactive, flammable, explosive, infectious or other characteristics, constitutes or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including without limitation any asbestos (whether or not friable) and any asbestos-containing materials, lead paint, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials which are mentioned under or regulated by any Environmental Law; and the regulations adopted under these acts, and including any other products or materials subsequently found by an authority of competent jurisdiction to have adverse effects on the environment or the health and safety of persons.

         Tenant shall not cause or permit any Environmental Substances to be generated, produced, brought upon, used, stored, treated or disposed of in or about or on the Building by Tenant, its agents, employees, contractors, subtenants or invitees without (i) Landlord's prior written consent, and (ii) strictly complying with all applicable Environmental Laws and Laws pertaining to the transportation, storage, use or disposal of such Environmental Substances, including obtaining proper permits. Landlord may take into account any factors or facts that Landlord reasonably believes relevant in determining whether to grant its consent. Landlord consents to Tenant's use in the Lab Space of the Environmental Substances listed in EXHIBIT K. From time to time at Landlord's request, Tenant shall execute affidavits, representations and the like concerning Tenant's best knowledge and belief regarding the presence or absence of Environmental Substances on the Premises or the Property, and shall provide copies of all required permits for Tenant's activities in the Premises. Furthermore, on a quarterly basis beginning on the Commencement Date or more often if reasonably required by Landlord's mortgagee(s), Tenant shall provide Landlord with a list detailing the types and amounts of all Environmental Substances being generated, produced, brought upon, used, stored, treated or disposed of by or on behalf of Tenant in or about or on the Premises, Building or Property and, upon Landlord's request, copies of any manifests or other federal, state or municipal filings by Tenant with respect to such Environmental Substances. Tenant agrees to pay the cost of any environmental inspection or assessment requested by any lender that holds a security interest in the Property or this Lease, or by any insurance carrier, to the extent that such inspection or assessment pertains to any release, threat of release, contamination, claim of contamination, loss or damage or determination of condition (together, "Environmental Incidents") in the Premises other than Environmental Incidents arising prior to the date Tenant occupies the Premises for the conduct of its business or migrating to the Premises from some other part of the Building through no fault, act or omission of Tenant.

         If Tenant's transportation, storage, use or disposal of Environmental Substances on the Property results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, Tenant agrees to:
(a) notify Landlord immediately of any release, threat of release, contamination, claim of contamination, loss or damage; (b) after consultation with Landlord, clean up the release, threat of release, or contamination in full compliance with all applicable statutes, regulations and standards and (c) indemnify, defend and hold Landlord, ground landlord, if any, and the Landlord Related Parties harmless from and against any claims, suits, causes of action, costs and fees, including attorneys' fees and costs, arising from or connected with any such release, threat of release, contamination, claim of contamination, loss or damage. In the event of such contamination, Tenant agrees to cooperate fully with Landlord and provide such documents, affidavits and information as may be requested by Landlord (1) to comply with any Environmental Law or Laws,
(2) to comply with the reasonable request of any lender, purchaser or tenant, and/or (3) for any other reasonable reason deemed necessary by Landlord. Tenant shall notify Landlord promptly in the event of any spill or other release of any Environmental Substance at, in, on, under or about the Premises which is required to be reported to a governmental authority under any Environmental Law or Laws, shall promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any Environmental Law or Laws and shall promptly pay when due any fine or assessment against Landlord, Tenant, or the Premises relating to any violation during the Term of any Environmental Law or Laws by Tenant, its employees, agents, independent contractors, or invitees or with respect to the Premises or Property. If any governmental authority files a lien against the Premises due to any act or omission, intentional or unintentional, of Tenant, its agents, employees, or invitees, or for which Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Environmental Substance, Tenant shall, within thirty (30) days from the date that Tenant is first given notice of such lien (or within such shorter period of time as may be specified by Landlord if such governmental authority takes steps to cause the Premises to be sold pursuant to such lien) either (A) pay the claim and remove the lien or (B) furnish a cash deposit, bond or such other security as is satisfactory in all respects to Landlord and sufficient to discharge the lien completely.

         The provisions of this Section XXXII survive the expiration or earlier termination of this Lease.

XXXIII.  MEDICAL WASTE POLICY.

         Tenant hereby agrees to furnish to Landlord upon demand, written evidence that Tenant has established a written policy (the "Medical Waste Policy") concerning the identification, collection, storage, decontamination and disposal of Hazardous Medical Waste (defined below) and Infectious Waste (defined below). Tenant is responsible for the proper containment and identification of its Hazardous Medical Waste and Infectious Waste, the disposal of the Hazardous Medical Waste and Infectious Waste and the transportation of the Hazardous Medical Waste and Infectious Waste using a properly qualified agent (including, but not limited to, Stericycle). Landlord shall have the right to reasonably designate an area within the Premises for the pick-up of Hazardous Medical Waste and Infectious Waste.

         Hazardous Medical Waste is defined as used needles and syringes, gloves and linen, uniforms and laundry, and cleaning equipment or materials used to clean any of the foregoing; any solid, liquid or gas that is capable of producing harmful affects on humans or the environment; material that is ignitable, corrosive, reactive or toxic; or any materials that are classified as hazardous medical waste by Law.

         Infectious Waste is defined as any waste that contains pathogens or is capable of producing infectious disease; material contaminated by potentially infectious materials (taking into consideration the factors necessary for induction of disease, which include, but are not limited to, adequate dose, resistance of host, portal of entry and presence of a pathogen and virulence); material that contains pathogens with sufficient virulence and quantity so that exposure to the waste by a susceptible host could result in an infectious disease; or wastes capable of causing disease. Including but not limited to:

         A. Cultures and stocks of agents infectious to humans, and associated biologicals (including but not limited to cultures from medical laboratories; waste from the production of biologicals; discarded live and attenuated vaccines, and culture dishes and devices used to transfer, inoculate and mix cultures);

         B. Human pathological wastes [including but not limited to tissue, organs and body parts (except teeth and the contiguous structures of bone and gum), and body fluids that are removed during medical procedures and specimens of body fluids and their containers];

         C. Discarded waste blood and blood components (including but not limited to serum and plasma) and saturated material containing free flowing blood and blood components (including but not limited to lab specimens);

         D. Discarded sharps used in human patient care, medical research or clinical or pharmaceutical laboratories (including but not limited to hypodermic, I.V., and other medical needles; hypodermic and I.V. syringes; Pasteur pipettes; scalpel blades; blood vials; and broken or unbroken glassware in contact with infectious agents, including slides or cover slips); and

         E. Discarded hypodermic, I.V. and other medical needles, hypodermic, I.V., syringes, sharps and scalpel blades and whether used or unused (as it is often difficult to determine if they have been used).

         Tenant further agrees that such Medical Waste Policy shall incorporate the following elements: (a) Tenant's employees and agents shall be expressly forbidden from disposing of any Hazardous Medical Waste or Infectious Waste within the Premises or the Building in a manner which is contrary to the terms of the Medical Waste Policy; (b) all such Hazardous Medical Waste and Infectious Waste shall be collected, stored, decontaminated and removed from the Premises and the Building by a qualified party in compliance with all applicable Laws and guidelines (including, without limitation, the Occupational Safety and Health
Act) of any local, state or federal entity having jurisdiction over this matter;
(c) Infectious Waste shall be separated from other waste by containing it in disposable red plastic bags/containers which are impervious to moisture; (d) needles and sharps shall be contained in disposable rigid containers which can be sealed with a tight fitting lid; (e) all spills of Infectious Waste shall be wiped immediately using a spill kit that contains instructions and disposable red plastic bags; (f) any spillage, or injury from handling Infectious Waste shall be immediately reported to Landlord and Landlord shall immediately be given a specific incident report; and (g) Tenant and its employees and agents shall at all times employ proper procedures, including, without limitation, the use of tags, signs or other appropriate written communication, to prevent accidental injury or illness to other tenants in the Building (including their employees, agents and invitees) resulting from Tenant's collection, storage, decontamination and disposal of Hazardous Medical Waste and Infectious Waste. Tenant hereby covenants and agrees that at all times during the Term, Tenant and its employees and agents shall adhere to the terms and conditions of the Medical Waste Policy. Tenant agrees to indemnify, defend and hold Landlord and the Landlord Related Parties harmless from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges or expenses, including without limitation, attorney's fees, clean-up costs, fines or penalties arising out of or resulting from Tenant's violation of this Paragraph.

         The provisions of this Section XXXIII survive the expiration or earlier termination of this Lease.

XXXIV.   LAB STANDARDS.

         Tenant shall keep and maintain the Lab Space in accordance with (i) the Institute of Laboratory Animal Resources "Guide for the Care and Use of Laboratory Animals", (ii) the Animal Welfare Act (7 U.S.C. 2131 et. Seq.), and
(iii) all other applicable Federal, State and local laws, guidelines and policies relating to the operation and maintenance of biomedical laboratory facilities (collectively, the "Lab Standards").

A. Landlord acknowledges that as part of Tenant's operations in the Lab Space, Tenant shall perform certain medical research work on animals (the "Permitted Animals"). Tenant shall at all times keep and maintain the Permitted Animals utilized by Tenant in accordance with the Lab Standards. All animals brought onto the Property shall be transported in accordance with such rules and regulations as Landlord shall reasonably designate. All animals kept in the Lab Space shall be caged or restrained at all times. In no event shall Tenant use or occupy the Lab Space in a manner that would be inconsistent with the character and dignity of the Building or the Cambridge Science Center and Landlord may require Tenant to immediately cease any business, procedures, activities or other use which is causing disturbance of, or interference with Landlord's operation and management of the Cambridge Science Center or the use and occupancy thereof by any tenant therein.

B. Without limiting the limitations imposed by the Permitted Use clause, Tenant shall not use or permit the Lab Space to be used for any purpose that would allow animal, medical or medicinal odors, fumes or noises to emanate from the Lab Space. In the event such odors, fumes or noises do emanate from the Lab Space, Tenant, at its sole cost and expense, shall be responsible for taking whatever steps are necessary in accordance with all applicable Laws and the terms of this Lease in order to either eliminate such odors, fumes or noises or to keep such odors, fumes or noises from emanating from the Buildings in a manner approved by Landlord. Such steps may include the installation of an exhaust system or sound proofing in accordance with plans and specifications approved by Landlord. If Landlord and Tenant are unable to reach an agreement on the course of action Tenant will take to correct the odor or noise problem, as the case may be, within 10 days after the date Landlord first contacts Tenant to inform Tenant of the odor or noise problem, Landlord (in its reasonable discretion) shall determine the course of action Tenant shall take to correct the odor or noise problem. Such work to correct the odor or noise problem shall be completed by Tenant within 30 days of the date a determination is made by either Landlord or Landlord and Tenant (as applicable) as to the scope of work Tenant shall perform.

C. Tenant agrees to be solely responsible for the disposal of all medical, infectious and hazardous waste (including without limitation, all needles, syringes, bloodbags, bandages and vials) and all animal bodies or parts that are generated in the Tenant's Lab Space and to indemnify and hold Landlord harmless from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses which may be imposed upon, incurred by, or asserted against Landlord in connection with the generation and existence of such medical, infectious and/or hazardous waste (including without limitation, all needles, syringes, bloodbags, bandages and vials) and all animal bodies or parts and the removal thereof from the Lab Space. Tenant agrees to comply with all Laws, ordinances, orders, rules, and regulations of any governmental or regulatory agency with respect to the generation, existence, removal, storage and disposal of any such medical, infectious and/or hazardous waste (including without

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

         limitation, all needles, syringes, bloodbags, bandages and vials) and all animal bodies and parts.

D. Tenant agrees to contract with a licensed and insured medical waste disposal vendor acceptable to Landlord for the lawful disposal of all medical, infectious and hazardous waste (including without limitation, all needles, syringes, blood bags, bandages and vials) and all animal bodies and parts that are generated in Tenant's Lab Space, and to provide a copy of such contract to Landlord. If vendors are changed, Tenant agrees to notify Landlord of such change prior to the effective date thereof and to provide the appropriate documentation to Landlord. In no event shall any medical, infectious and/or hazardous waste be placed or stored outside of the Lab Space, it being agreed that all such materials shall be kept in the Lab Space until picked up by the approved medical waste disposal vendor.

E. Tenant, at Tenant's sole cost and expense, shall obtain and maintain throughout the Term any licenses, permits or zoning approvals required by any governmental body for the conduct of Tenant's business and medical uses with the Lab Space.

F. In the event Tenant's activities in the Project results in any disturbance, disruption of or interference with the business of the Project, including, but not limited to, demonstrations, pickets, boycotts and/or confrontations or disputes on or about the Project opposing or supporting Tenant's activities (a "Use Dispute"), then Tenant shall take all actions necessary to resolve the Use Dispute and to have the demonstrators, picketers or other individuals engaged in the Use Dispute removed from the Project in an expeditious manner. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, as a result of the above actions.

XXXV.    ENTIRE AGREEMENT.

         This Lease and the following exhibits and attachments which are hereby incorporated into and made a part of this Lease constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: EXHIBIT A (Outline and Location of Premises), EXHIBIT B (Building Rules and Regulations), EXHIBIT C (Form of Letter of Credit), EXHIBIT D (Work Letter), EXHIBIT E (Additional Provisions), EXHIBIT F (Form of Notice of Lease [(for recording])), EXHIBIT G (Exterior Signage), EXHIBIT H (Offering Space), EXHIBIT H-1 (Expansion Space), EXHIBIT I (Commencement Letter), EXHIBIT J (Commencement Date Agreement), EXHIBIT K (List of Environmental Substances), EXHIBIT L (Right of First Refusal Space), EXHIBIT M (Cleaning Specifications), and EXHIBIT N (Construction Rules and Regulations).

         Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS/ATTEST:                    LANDLORD:

                                   MA-RIVERVIEW/245 FIRST STREET, L.L.C., A
                                   DELAWARE LIMITED LIABILITY COMPANY

                                   By:  Equity Office Management, L.L.C., a
                                        Delaware limited liability company, its
                                        non-member manager



/s/ Kim Ruby                            By: /s/ Maryann Gilligan Suydam
---------------------------------           ------------------------------------
Name (print):  Kim Ruby
_________________________________           Name: Maryann Gilligan Suydam

_________________________________           Its: Senior Vice President,
_________________________________           Boston Region
Name (print):____________________

WITNESS/ATTEST:                         TENANT:

/s/ Sara McManus                        VIACELL, INC., A DELAWARE CORPORATION
--------------------------------
Name (print): Sara McManus

                                        By: /s/ Jeffrey A. Sacher
/s/ Karen Swartz
--------------------------------
Name (print):  Karen Swartz             Name: Jeffrey A. Sacher

                                        Title: CFO

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                                    EXHIBIT A

                        OUTLINE AND LOCATION OF PREMISES

         This Exhibit is attached to and made a part of the Lease by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and VIACELL, INC., A MASSACHUSETTS CORPORATION ("Tenant") for space in the Building located at 245 First Street, Cambridge, Massachusetts 02142.

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                                   EXHIBIT A-1

                                LAB SPACE MATRIX

                                  See attached

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                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS

         The following rules and regulations shall apply, where applicable, to the Premises, the Buildings, the parking garage (if any), the Fitness Center, the Property and the appurtenances. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Buildings or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3. Except as otherwise provided in Exhibit E, Section V, no signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Buildings, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Buildings. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Buildings except by the Building maintenance personnel.

4. Landlord shall provide and maintain in the Atrium between the Buildings an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Buildings without Landlord's prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6. All contractors, contractor's representatives and installation technicians performing work in the Buildings shall be subject to Landlord's prior approval in accordance with the requirements of this Lease, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time; provided, however, that no fees, costs or charges contained therein shall be applicable to Tenant or its contractors with respect to the Initial Alterations.

7. Movement in or out of the Buildings of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways,

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         lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Buildings or Property by the installation, maintenance, operation, existence or removal of property of Tenant shall be repaired at Tenant's sole expense.

9.       Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Buildings, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Buildings or Property, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Buildings or Property that might, in Landlord's sole opinion, constitute a nuisance.

11. Except as permitted by Section XXXIV of the Lease with respect to the Lab Space, no animals, except those assisting handicapped persons, shall be brought into the Buildings or kept in or about the Premises.

12. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Buildings. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

13. Tenant shall not take any labor action which would violate Landlord's labor contracts or which would cause a work stoppage, labor related picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Buildings ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have labor pickets removed. If there occurs any picketing or other disruption relating to the Premises, including Tenant's activities therein, Tenant shall take the actions necessary to resolve such disruption and shall have the pickets removed. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the date of the commencement of the Term be extended as a result of the above actions.

14. Tenant shall not install, operate or maintain in the Premises or in any other area of the Buildings, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building in which the Premises are

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         located; it being understood by Landlord that Tenant will be operating a call center in the Office Space.

15. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees.

16. Bicycles and other vehicles are not permitted inside the Buildings or on the walkways outside the Buildings, except in areas designated by Landlord. Bicycles may be parked on the first level of the parking garage.

17. Landlord may from time to time adopt systems and procedures for the security and safety of the Buildings, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures of which Landlord has given Tenant reasonable prior written notice, provided that such systems and procedures do not materially adversely affect Tenant's use of the Premises for the Permitted Use.

18. Landlord shall have the right to prohibit the use of the name of the Buildings or any image thereof and the name of the Landlord by Tenant if in Landlord's sole opinion such use may impair the reputation of the Buildings or their desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately. Notwithstanding the foregoing, Tenant's mere use of the address of the Premises in its advertising shall not violate this provision.

19. Tenant shall not canvass, solicit or peddle in or about the Buildings or the Property.

20. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Buildings. Landlord shall have the right to designate the Buildings (including the Premises) as a non-smoking building.

21. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Buildings present a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22. Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23. The work of cleaning personnel in the Office Space shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the Office Space is

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         vacant. Exterior windows may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service in the Office Space. (Tenant is responsible for the cleaning of the Lab Space.)

24. Tenant shall comply with Landlord's rules and regulations with regard to the use of the loading dock and access areas of the Property for the proper management of the transportation and delivery of hazardous, medical, animal and other regulated materials, to assure compliance with the requirements of law and the proper operation of a multi-tenant, mixed use science and office complex.

25. Fitness Center Rules. Tenant shall cause its employees (whether members or prospective members of the Fitness Center) to comply with the following Fitness Center rules and regulations (subject to change from time to time as Landlord may solely determine):

         a. No guests will be permitted to use the Fitness Center without the prior written consent of Landlord or Landlord's representative.

         b. The Fitness Center shall be open during the hours of _____ A.M. to _____ P.M. Monday through Friday and from _____ A.M. to _____ P.M. on Saturday. The Fitness Center shall be closed on Sunday and on Holidays. Fitness Center Users are not allowed to be in the Fitness Center other than the hours set forth herein.

         c. All Fitness Center Users must execute Landlord's Waiver of Liability prior to use of the Fitness Center and agree to all terms and conditions outlined therein.

         d. All Fitness Center Users shall use the Fitness Center and exercise at their own risk.

         e. Those Fitness Center Users with medical conditions such as high blood pressure, heart disease, respiratory problems or any other conditions or situations which may make any form of exercise dangerous to one's health, such as pregnancy or medication(s), must consult with and receive consent from their physician prior to joining the Fitness Center and/or prior to using the Fitness Center.

         f. If any Fitness Center User feels faint, dizzy, sick, experiences pain and/or has difficulty breathing while using the Fitness Center, such Fitness Center User shall immediately stop what he/she is doing and cool down. If such Fitness Center User does not feel better, he/she shall contact the security office at the Building or call 911 for assistance.

         g. If a Fitness Center User notices any faulty or malfunctioning equipment, hazardous conditions, situations, safety concerns, or feels uncomfortable while using the Fitness Center for any reason, such Fitness Center User shall report the situation to Landlord's property manager or building staff personnel immediately.

         h. Individual membership and guest keycards to the Fitness Center shall not be

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                  shared and shall only be used by the individual such keycard was issued to by Landlord. Failure to abide by this rule shall result in immediate termination of such Fitness Center User's right to use the Fitness Center.

         i. All Fitness Center Users and guests (if any) must have a pre-authorized keycard to enter the Fitness Center.

         j. Fitness Center Users agree to keep the Fitness Center in a neat and orderly fashion, including, but not limited to, wiping off all equipment after having completed use.

         k. Fitness Center Users shall not store anything in the Fitness Center, except to the extent temporarily stored in the locker rooms during the use of the Fitness Center by such Fitness Center Users.

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                                    EXHIBIT C

                            FORM OF LETTER OF CREDIT

Tenant may provide the Letter of Credit in the form set forth in this EXHIBIT C or in the form attached hereto as EXHIBIT C-1.

Filling Out the Letter of Credit Form. Letter of Credit Form below should be completed as follows:

         (a) The addressee (Beneficiary) is the Landlord.

         (b) The address for Landlord (Beneficiary) should be the property management office for the building in question.

         (c) Applicant (upper right hand corner) is the Tenant.

         (d) The bank fills in the remaining information required in the upper right hand corner and the address information required at the end of the Letter of Credit.

         (e) The required Letter of Credit amount should be completed in the first paragraph.

         (f) The Landlord name and Tenant name should be completed in the last 2 lines of paragraph #2.

         (g) No amount should be filled in at paragraph #2. The amount required in this section would not be known until the actual draw is made by Landlord upon the Letter of Credit.

                        LETTER OF CREDIT FORM

                      [Name of Financial Institution]

                                Irrevocable Standby
                                Letter of Credit
                                No. ______________________
                                Issuance Date:____________
                                Expiration Date:__________
                                Applicant:________________

Beneficiary

[Insert Name of Landlord]
[Insert Building management office address]
________________________________
________________________________
________________________________

Ladies/Gentlemen:

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         We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of ____________________ U.S. Dollars ($____________________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1. An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by an authorized signatory or agent reading: "This draw in the amount of ______________________ U.S. Dollars ($____________) under your Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us pursuant to the terms of that certain lease by and between ______________________, as landlord, and _____________, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease."

         It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office Properties Trust, 2 North Riverside Plaza, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

         This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

         We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

         All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at______________ to the attention of______.

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                                                     Very truly yours,

                                                     __________________

                                                          [name]

                                                          [title]

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                                   EXHIBIT C-1

                      ALTERNATIVE FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF____

DATE: ______________, 2003

BENEFICIARY:
EOP-___________________
C/O ___________________
_______________________
_______________________
ATTN: _________________

APPLICANT:

_______________________
_______________________
_______________________

AMOUNT: US$__________ (_______________________________________ AND 00/100 U.S.
DOLLARS)

EXPIRATION DATE: _________________

LOCATION: AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA

GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF____ IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.   THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2. BENEFICIARY'S DATED STATEMENT SIGNED BY ONE OF ITS AUTHORIZED OFFICERS FOLLOWED BY THEIR DESIGNATED TITLE CERTIFYING THE FOLLOWING:

"THIS DRAW IN THE AMOUNT OF US$______________(SPECIFY AMOUNT) _____________ U.S. DOLLARS UNDER YOUR IRREVOCABLE LETTER OF CREDIT NO. SVBSF____ REPRESENTS FUNDS DUE AND OWING TO US PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN EOP-_________________________ AS LANDLORD, AND
_________________________________, AS TENANT, AND/OR ANY AMENDMENT TO THE LEASE
OR ANY OTHER AGREEMENT BETWEEN SUCH PARTIES RELATED TO THE LEASE."

PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL

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BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE; PROVIDED, HOWEVER, THAT THE ISSUING BANK SHALL NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS WITH A COPY OF SUCH NOTICE
TO: EQUITY OFFICE PROPERTIES TRUST, 2 NORTH RIVERSIDE PLAZA, CHICAGO, IL 60606,
ATTENTION: TREASURY DEPARTMENT, AT LEAST 60 DAYS PRIOR TO SUCH EXPIRATION DATE, THAT THIS LETTER OF CREDIT SHALL EXPIRE ON SUCH DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT

                                   PAGE 1 OF 2

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IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF____
DATED _______________, 2003

BE AUTOMATICALLY EXTENDED BEYOND _____________________. UPON RECEIPT OF SUCH NOTICE OF EXPIRATION OR NON-RENEWAL YOU MAY DRAW YOUR SIGHT DRAFT DRAWN ON US FOR THE AVAILABLE AMOUNT UNDER THIS STANDBY LETTER OF CREDIT ACCOMPANIED BY YOUR DATED STATEMENT SIGNED BY ONE OF YOUR AUTHORIZED OFFICERS, FOLLOWED BY THEIR DESIGNATED TITLE, CERTIFYING THE FOLLOWING: "WE ARE IN RECEIPT OF YOUR NOTICE THAT YOU HAVE ELECTED NOT TO RENEW (OR NOT TO EXTEND THE EXPIRATION DATE OF) YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF____ AND APPLICANT HAS FAILED TO PROVIDE US WITH AN ACCEPTABLE SUBSTITUTE IRREVOCABLE STANDBY LETTER OF CREDIT IN ACCORDANCE WITH THE TERMS OF THE ABOVE REFERENCED LEASE."

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY THE ISSUING BANK UPON OUR RECEIPT OF THE ATTACHED "EXHIBIT A" DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY. OUR TRANSFER FEE 1/4 OF 1% (MIN. $250.00) WILL BE PAID BY THE APPLICANT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF
CREDIT.

DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE OR HAND DELIVERED TO: SILICON VALLEY BANK. 3003 TASMAN DRIVE, SANTA CLARA, CA 95054,
ATTN: INTERNATIONAL DIVISION.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT. WE FURTHER ACKNOWLEDGE AND AGREE THAT UPON RECEIPT OF THE DOCUMENTATION REQUIRED HEREIN, WE WILL HONOR YOUR DRAWS AGAINST THIS IRREVOCABLE STANDBY LETTER OF CREDIT WITHOUT INQUIRY INTO THE ACCURACY OF BENEFICIARY'S SIGNED STATEMENT AND REGARDLESS OF WHETHER APPLICANT DISPUTES THE CONTENT OF SUCH STATEMENT.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

___________________________                          ___________________________
  AUTHORIZED SIGNATURE                               AUTHORIZED SIGNATURE

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                                   EXHIBIT "A"

DATE:

TO: SILICON VALLEY BANK
    3003 TASMAN DRIVE                       RE: STANDBY LETTER OF CREDIT
    SANTA CLARA, CA 95054                   NO. ISSUED BY
    ATTN:INTERNATIONAL DIVISION.                SILICON VALLEY BANK, SANTA CLARA
         STANDBY LETTERS OF CREDIT               L/C AMOUNT: US$

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

______________________________
     (BENEFICIARY'S NAME)

______________________________
   SIGNATURE OF BENEFICIARY

SIGNATURE AUTHENTICATED

______________________________
        (NAME OF BANK)

______________________________
     AUTHORIZED SIGNATURE

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                                    EXHIBIT D

                                   WORK LETTER

         This Exhibit is attached to and made a part of the Office and Laboratory Lease Agreement dated as of December ___, 2003, by and between MA-Riverview/245 First Street, L.L.C., a Delaware limited liability company ("Landlord") and Viacell, Inc., a Delaware corporation ("Tenant") for space in the Building located at 245 First Street, Cambridge, Massachusetts.

A. WORK LETTER RELATING TO THE OFFICE SPACE. As used in this Section A of the Work Letter, the "Office Space" shall be deemed to mean the Office Space, as initially defined in the attached Lease.

I.       ALTERATIONS AND ALLOWANCE.

         A. Tenant, following the delivery of the Office Space by Landlord and the full and final execution and delivery of the Lease to which this Exhibit is attached and all prepaid rental and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Office Space (the "Initial Office Alterations"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Office Alterations in the Office Space unless and until Tenant has complied with all of the terms and conditions of Article IX of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Office Alterations and the contractors to be retained by Tenant to perform such Initial Office Alterations. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord's approval of the contractors to perform the Initial Office Alterations shall not be unreasonably withheld. The parties agree that Landlord's approval of the general contractor to perform the Initial Office Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease,
                  (iii) does not have the ability to be bonded for the work in an amount of the total estimated cost of the Initial Office Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, (v) is not licensed as a contractor in the state/municipality in which the Premises is located, and (vi) will work without interference and in harmony with other labor on the Property. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

                  Landlord hereby approves The Richmond Group to serve as Tenant's general contractor for the Initial Office Alterations, provided that (a) Tenant and the Richmond Group (or any successor general contractor which may be approved by Landlord in accordance with this Lease) shall use union carpenters for Initial

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                  Office Alterations, and (b) Tenant shall cause all labor
                  performing the Initial Office Alterations to work without interference and in harmony with other labor working on the Property.

         B. Landlord agrees to contribute the sum of $901,750.00 (the "Office Allowance") toward the cost of performing the Initial Office Alterations in preparation of Tenant's occupancy of the Office Space.

                  The Office Allowance may only be used for (i) the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Office Alterations, (ii) telecommunications and computer wiring and cabling in connection with the Initial Office Alterations, (iii) hard costs in connection with the Initial Office Alterations, (iv) furniture for the Office Space, (iv) Tenant's actual moving expenses in connection with moving to the Office Space, and
                  (v) management of the construction of the improvements to the Office Space. The Office Allowance, less a 10% retainage (which retainage may be reduced to 5% retainage when any particular subcontractor's component of the job has reached 50% completion and may be released to a subcontractor who has completed his or her work), shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performs the Initial Office Alterations, in periodic disbursements within 25 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an architect registered in Massachusetts substantially in the form of the Architect's Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor's, subcontractor's and material supplier's waivers of liens which shall cover all Initial Office Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics' lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord's Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Office Alterations; (v) plans and specifications for the Initial Office Alterations, together with a certificate from an architect registered in Massachusetts that such plans and specifications comply in all material respects with all Laws affecting the Building, Property and Premises; (vi) copies of all construction contracts for the Initial Office Alterations, together with copies of all change orders, if any; (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Office Alterations; and (viii) written evidence of paid bills for which Tenant is seeking reimbursement. Upon completion of the Initial Office Alterations, and prior to final disbursement of the Office Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect's completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Office Alterations in print and electronic CAD format, and (5) the certification of Tenant's architect that the Initial Office Alterations have been installed in accordance with the approved plans, and in accordance with applicable Laws, codes and ordinances. In no event shall Landlord be required to disburse the Office Allowance more than one time per month. If the cost of the Initial Office Alterations exceeds the Office Allowance, Tenant shall be entitled to the Office

                  Allowance in accordance with the terms hereof, but each individual disbursement of the Office Allowance shall be disbursed in the proportion that the Office Allowance bears to the total cost for the Initial Office Alterations, subject to the retainage provision referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Office Allowance during the continuance of an uncured Event of Default under the Lease, and Landlord's obligation to disburse shall only resume when and if such Event of Default is cured.

         C. If Tenant does not submit a request for payment of the entire Office Allowance to Landlord in accordance with the provisions contained in this Exhibit by June 30, 2005, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Office Alterations and/or Office Allowance.

         D. Tenant agrees to accept the Office Space in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Office Allowance, incur any costs in connection with the construction or demolition of any improvements in the Office Space

         E. This Exhibit shall not be deemed applicable to any additional space added to the Office Space at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Office Space or any additions to the Office Space in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

B. WORK LETTER RELATING TO LAB SPACE. As used in this Section B of the Work Letter, the "Lab Space" shall be deemed to mean the Lab Space, as initially defined in the attached Lease. Landlord and Tenant have agreed that the work to be performed by the respective parties shall be in accordance with the matrix attached hereto as SCHEDULE D-1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Lab Space for Tenant's use.

I.       Landlord's Work

A. All improvements described in this Work Letter to be constructed in and upon the Lab Space by Landlord are described in SCHEDULE D-2 and are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work will be completed at Landlord's sole cost and expense in a good and workmanlike manner with due diligence. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

B. Landlord shall construct the Landlord Work described on SCHEDULE D-2 attached hereto at Landlord's expense. Until Substantial Completion of Landlord's Work, Landlord shall have exclusive occupancy of the Lab Space. Landlord shall use diligent efforts to achieve Substantial Completion of Landlord's Work by June 1, 2004, subject to any Tenant Delay. Landlord shall provide Tenant with 10 days' prior written notice of the date upon which Landlord anticipates that Substantial Completion of Landlord's Work shall occur. Landlord shall complete any punchlist items promptly after Substantial Completion, and Tenant shall provide access to Landlord's contractors to permit the same.

C. Except as set forth in Section I.G of this Lease, notwithstanding anything herein to the contrary, any delay in the completion of the Landlord Work or inconvenience suffered by Tenant during the performance of Landlord's Work shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

D. This Exhibit shall not be deemed applicable to any additional space added to the Lab Space at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Lab Space or any additions to the Lab Space in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

II.      Tenant's Work

         A. When Substantial Completion of Landlord's Work has occurred, and the full and final execution and delivery of the Lease to which this Exhibit is attached and all prepaid rental and security deposits required under such agreement, Tenant shall have the right to perform alterations and improvements in the Premises (the "Initial Lab Alterations") (the Initial Office Alterations and the Initial Lab Alterations being referred to herein, collectively, as the "Initial Alterations"), which Initial Lab Alterations shall include the work described as Tenant's responsibility on EXHIBIT D-1. Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Lab Alterations in the Lab Space unless and until Tenant has complied with all of the terms and conditions of Article IX of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Lab Alterations and the contractors to be retained by Tenant to perform such Initial Lab Alterations. Landlord acknowledges that Tenant's plans will include the running of conduits for power from the rooftop generator and for telephone/data through the Buildings to the Premises, and agrees not to unreasonably withhold its consent to the same, subject to the compliance by Tenant with the requirements of this Lease. Tenant shall submit for Landlord's approval, such approval not to be unreasonably withheld or delayed, the plans and specifications prepared by Olson, Lewis & Dioli Architects, Tenant's Architect, for the Initial Lab Alterations. Tenant shall use the mechanical, electrical and plumbing engineer approved by Landlord for the design and installation of the Initial Lab Alterations. The plans and specifications shall be submitted to Landlord for its review and approval at the space plan phase, the permitting phase, and the construction documents phase. Landlord shall review and respond with its approval or detailed comments to each phase of such plans and specifications for the Lab Space within 10 business days of receiving the initial draft thereof, and any failure to respond shall constitute the basis for a claim of Landlord Delay. In the event that Landlord requires changes to the proposed plans, Landlord shall review and respond with its approval or detailed comments to Tenant's submission of revised plans within 10 business days for work which materially affects structure or mechanical, plumbing or electrical systems, and for all other work within 5 business days. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Initial Lab Alterations and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord's approval of the contractors to perform the Initial Lab Alterations shall not be unreasonably withheld. The parties agree that Landlord's approval of the general contractor to perform the Initial Lab Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease,
                  (iii) does not have the ability to be bonded for the work in an amount of the total estimated cost of the Initial Lab Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, (v) is not licensed as a contractor in the state/municipality in which the Premises is located, and (vi) will work without interference and in harmony with other labor on the Property. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

                  Landlord hereby approves the Richmond Group to serve as Tenant's general contractor for the Initial Lab Alterations, provided that (a) Tenant and the Richmond Group (or any successor general contractor which may be approved by Landlord in accordance with this Lease) shall use union carpenters for Initial Lab Alterations, and (b) Tenant shall cause all labor performing the Initial Lab Alterations to work without interference and in harmony with other labor working on the Property.

         B. Landlord agrees to contribute the sum of $2,490,900.00 (the "Lab Allowance") toward the cost of performing the Initial Lab Alterations in preparation of Tenant's occupancy of the Lab Space. The Lab Allowance may only be used for (i) the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Lab Alterations for the Lab Space, (ii) telecommunications and computer wiring and cabling in connection with the Initial Lab Alterations for the Lab Space, (iii) hard costs in connection with the Initial Lab Alterations for the Lab Space, (iv) furniture for the Lab Space, (iv) Tenant's actual moving expenses in connection with moving to the Lab Space, and (v) management of the construction of the improvements to the Lab Space. The Lab Allowance, less the retainage (which retainage shall be governed by the same provisions as apply to the Office Allowance), shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the Initial Lab Alterations, in periodic disbursements within 25 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an architect registered in Massachusetts substantially in the form of the Architect's Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment;

                  (iii) Contractor's, subcontractor's and material supplier's waivers of liens which shall cover all Initial Lab Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics' lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord's Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Lab Alterations; (v) plans and specifications for the Initial Lab Alterations, together with a certificate from an architect registered in Massachusetts that such plans and specifications comply in all material respects with all Laws affecting the Building, Property and Premises; (vi) copies of all construction contracts for the Initial Lab Alterations, together with copies of all change orders, if any; (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Lab Alterations; and (viii) written evidence of paid bills for which Tenant is seeking reimbursement. Upon completion of the Initial Lab Alterations, and prior to final disbursement of the Lab Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect's completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Lab Alterations in print and electronic CAD format, and (5) the certification of Tenant's architect that the Initial Lab Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable Laws, codes and ordinances. In no event shall Landlord be required to disburse the Lab Allowance more than one time per month. If the cost of the Initial Lab Alterations exceeds the Lab Allowance, Tenant shall be entitled to the Lab Allowance in accordance with the terms hereof, but each individual disbursement of the Lab Allowance shall be disbursed in the proportion that the Lab Allowance bears to the total cost for the Initial Lab Alterations, subject to the retainage provisions referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Lab Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

C. In no event shall the Lab Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant, except as expressly set forth herein. If Tenant does not submit a request for payment of the entire Lab Allowance to Landlord in accordance with the provisions contained in this Exhibit by June 30, 2005, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Lab Alterations and/or Lab Allowance.

D. Except for Landlord's obligation to complete Landlord's Work as provided herein, Tenant agrees to accept the Lab Space in its "as-is" condition and configuration, it being agreed that, except as otherwise set forth in the Lease, Landlord shall not be required to perform any work or, except as provided above with respect to Landlord's Work and the Lab Allowance, incur any costs in connection with the construction or demolition of any improvements in the Lab Space.

E. This Exhibit shall not be deemed applicable to any additional space added to the Lab

         Space at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Lab Space or any additions to the Lab Space in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

C. DRAWING ALLOWANCE AND ADDITIONAL ALLOWANCE. In addition to the Allowance set forth in Sections A and B above, Landlord agrees to provide the following additional allowance:

         1. Drawing Allowance. Provided Tenant is not in default after the expiration of applicable notice, grace and cure periods, Landlord agrees to contribute the sum of $128,832.00 ("Drawing Allowance") toward the cost of architectural and engineering drawings for Tenant's improvements to the Office Space and Lab Space. Within 5 business days after execution of this Lease, Landlord shall pay to Tenant that portion of the Drawing Allowance equal to $85,888.00. The remainder of the Drawing Allowance shall be paid by Landlord to Tenant within 30 days after receipt by Landlord of receipted bills covering the cost of the architectural and engineering drawings. If Tenant does not submit a request for payment of the entire Drawing Allowance to Landlord in accordance with the provisions contained in this Exhibit by June 30, 2005, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Drawing Allowance.

         2. Additional Allowance. Provided Tenant is not in default after the expiration of applicable notice, grace and cure periods, Landlord agrees to contribute an additional sum of up to $750,000.00 ("Additional Allowance") toward the cost of performing the Initial Alterations in preparation of Tenant's occupancy of the Office Space and the Lab Space; provided, Tenant shall pay to Landlord, as Additional Rent, commencing on the 49th month of the initial Term of the Lease, the amount of $22,121.38 per month (as adjusted if less than the maximum Additional Allowance is drawn, pursuant to the same calculation). The Additional Allowance shall be paid in accordance with Sections A.I.B. and B.II.B. above. If Tenant does not submit a request for payment of the entire Additional Allowance to Landlord in accordance with the provisions contained in this Exhibit by June 30, 2005, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Additional Allowance.

D. CONFORMANCE WITH MEP STANDARDS; BALANCING OF SYSTEMS. Tenant shall assure that the plans for the Initial Improvements conform with the MEP standards for the Office Building and the Science Building prepared by AHA Consulting Engineers on behalf of Landlord. Tenant shall be responsible for the rebalancing of any base building systems in the Office Building and the Science Building required by the installation of the Initial Improvements.

         IN WITNESS WHEREOF, Landlord and Tenant have entered into this Exhibit as of the date first written above.

WITNESS/ATTEST:                  LANDLORD:

                                 MA-RIVERVIEW/245 FIRST STREET, L.L.C., A
                                 DELAWARE LIMITED LIABILITY

                                 COMPANY

                                 By: By: Equity Office Management, L.L.C., a
                                         Delaware limited liability company, its
                                         non-member manager

                                         By: __________________________

___________________________              Name: ________________________

Name (print): _____________              Its: _________________________

Name (print): _____________

WITNESS/ATTEST:                  TENANT:

                                 VIACELL, INC., A DELAWARE CORPORATION

___________________________      By: _____________________________

Name (print): _____________      Name: ___________________________

___________________________      Title: __________________________

Name (print): ________________

                                  SCHEDULE D-1

CAMBRIDGE SCIENCE CENTER AT 245 FIRST STREET

UPDATED 5.20.03

Responsibilities Matrix

                                    DESCRIPTION                                    SHELL/CORE     TENANT
--------------------------------------------------------------------------------   ----------     ------
SITEWORK AND         Perimeter sidewalks, street curbs, landscaping, and
UTILITIES            structured parking                                                X

                     Telephone service provided to main distribution feed
                     on first floor and distributed to the stacked tel/data
                     rooms on each floor.  High-speed fiber data service is
                     also provided                                                     X

                     Domestic sanitary sewer connection to street                      X

                     Lab waste sanitary sewer connection from tenant pH
                     room in first floor to street                                     X

                     Roof/storm drainage                                               X

                     Electric service                                                  X

                     Gas service                                                       X

                     Domestic and fire protection water service to building.           X

CODE COMPLIANCE      Building construction in accordance with
                     requirements of Massachusetts State Building Code, 6th
                     edition.                                                          X            X

STRUCTURE            Floor live load capacity of 150 psf at the first                  X
                     floor, 100 psf on floors 2-6

                     Live load increases for special tenant loads at floors                         X
                     and roof

                     Floor to floor heights vary from 11'-5" to 17'-10".
                     Floor to floor height of 8'-10" in Tenant Equipment               X
                     and Storage area on level 3A

                     Capacity in structure to accommodate tenant dunnage               X
                     and roof equipment

                     Dunnage at roof for tenant equipment                                           X

                     Framed openings for base building supply air and                  X
                     tenant exhaust shafts

                     Framed openings for additional tenant shafts and risers                        X

                     Miscellaneous metal items such as brackets or supports
                     and concrete housekeeping pads required for tenant
                     supplied equipment                                                             X

EXTERIOR             Exterior wall consisting of concrete and glass                   X

                     Window system at punched openings consisting of
                     aluminum mullions with painted finish, insulating
                     glass units                                                      X

                     Entry canopy consisting of metal framing with skylight           X

                     Two bay loading dock with receiving area and access to           X
                     Tenant Equipment and Storage areas

                     Overhead coiling doors at loading area                           X

                     Acoustic roof screen to conceal tenant exhaust fans              X
                     and standby generators

                     Additional penthouse and/or screening for tenant
                     equipment, to be built in accordance with base                                 X
                     building design and city requirements

ROOFING              Roofing system consisting of single-ply EPDM with                X
                     rigid insulation

                     Roofing penetrations for tenant equipment or systems                           X

                     Walkway pads to base building mechanical equipment               X

                     Walkway pads to tenant equipment                                               X

COMMON AREAS         Finished first floor atrium, elevator lobbies and
                     egress corridors, including flooring, drywall and
                     lighting on multi-tenant floors                                  X

                     Finished toilet rooms with thin-set ceramic tile
                     floors and walls, drywall, acoustic ceilings, lavatory
                     counters                                                         X

                     Showers located in first floor bathroom to support               X
                     tenant fitness activities

                     Janitor, electrical and telephone closets                        X

                     Finished exit stairways with painted walls                       X

                     Finished loading area with 2 truck bays                          X

                     First floor main mechanical/electrical rooms for base            X
                     building equipment

                     Doors and frames at common areas: hollow metal frames;
                     hollow metal doors at service areas, solid core wood             X
                     doors at other areas, and lever hardware

                     Doors, frames, and hardware to tenant areas                                    X

ELEVATORS            Two traction passenger elevators with 3,000 pound                X
                     capacity and new quality cab finishes

                     A new hydraulic service elevator with 4,500 pound
                     capacity serving levels 1 - 5 and located with secure
                     access to the Loading area                                        X

WINDOW TREATMENT     Supply and installation of building standard blinds                            X
                     for all windows

TENANT AREAS         Partitions, ceilings, flooring, painting, finishes,
                     doors, millwork, equipment and all build-out within
                     tenant area                                                                    X

                     Finishes at multi-tenant corridors                               X

                     Shaft enclosures for base building supply and tenant             X
                     exhaust ductwork

HVAC                 A new 1200 ton central chilled water plant including
                     centrifugal chillers, cooling towers, and pumping
                     systems.  Condenser water valved and capped supply and
                     return lines are available at each floor for tenant
                     cooling. Chilled water plant capacity of approximately           X
                     100 square foot per ton

                     Additional 25% capacity at cooling tower for
                     supplemental tenant cooling needs.  Condenser water
                     valved and capped supply and return lines are
                     available at each floor for additional tenant cooling            X
                     needs

                     Outdoor custom air handling units (indoor unit serving
                     the Annex) providing a total of approximately 1.75 cfm
                     per square foot with 100% outside air.  Unit supply              X
                     fans will have VFD's

                     Gas modular boiler system, with constant speed
                     secondary pumps and distribution risers and hot water
                     supply and returns valved and capped at each level for           X
                     tenant area heating

                     Vertical supply ductwork sized based on a 60% lab, 40%
                     office fit-up, extending approximately 3' beyond
                     vertical shaft or base building core.  Lab areas sized           X
                     for approximately 2 cfm per sq ft and office areas
                     sized for approximately 1.4 cfm per sq ft

                     Occupant load for heating and cooling systems design
                     based on approximately 150 sf/person in office and lab           X
                     areas

                     Ductwork, VAV boxes, and controls for HVAC in lobby              X
                     spaces and core areas, including toilet exhaust system

                     Equipment, controls and equipment rooms for 24 hour
                     cooling systems for tenant areas.  Chilled water plant
                     available 24/7 for tenant space cooling needs.                   X
                     Cooling tower condenser water plant available 24/7 for
                     special tenant cooling needs

                     All medium and low pressure ductwork within tenant                             X
                     space

                     Variable volume and/or constant volume terminal boxes
                     with hot water reheat and/or radiation (perimeter) and                         X
                     VAV boxes (interior) within tenant space

                     Diffusers within tenant space                                                  X

                     Central computerized energy DDC management system with           X
                     front-end computer and expandability for tenant use

                     DDC temperature controls systems for base building               X
                     equipment

                     DDC temperature controls for all tenant equipment.
                     Wire interlocking and programming to base building                             X
                     system by tenant

                     Pre-coordinated exhaust shaft, exhaust fan and                   X
                     horizontal duct layout locations

                     All components of tenant exhaust systems, including
                     fume hoods, ductwork, exhaust fans, controls and sound                         X
                     attenuation

                     Steam generators and distribution                                              X

                     Lightning protection system                                                    X

                     Steam and humidified air systems                                               X

                     Specialized tenant systems and equipment including
                     supplemental or spot cooling, steam boilers, air and                           X
                     vacuum systems and all related HVAC equipment

                     Air flow sensors and HW BTU meters                                             X

GAS                  Gas service to building and base building equipment              X

                     Tenant metering and service, as required                                       X

PLUMBING             Domestic water service, with back-flow prevention and
                     booster pump to provide minimum of 40 psi at all floors          X

                     Core restroom plumbing fixtures to meet code                     X
                     requirements

                     Tenant metering and sub metering, at laboratory                                 X
                     connections

                     Distribution of domestic cold water from base building                         X
                     risers

                     Production and distribution of hot water for tenant use                        X

                     Production and distribution of hot water in building             X
                     restrooms

                     Kitchen, cafeteria and specialized tenant plumbing                             X

                     Pits for lab waste treatment equipment/sampling and
                     under-slab waste lines at first floor tenant areas               X
                     (excluding Annex)

                     Reserved space for tenant laboratory acid waste
                     neutralization systems on first floor with sanitary              X
                     connection to street

                     Extension of sanitary waste, lab waste & venting                               X
                     system into tenant areas

                     Industrial waste discharge permits and approvals                               X

                     Manifolds, piping, and other requirements for
                     non-potable water, laboratory gases, compressed air,                           X
                     vacuum systems, pH system and laboratory pure water

                     Vent risers and roof penetrations for tenant sanitary            X
                     waste and lab waste

ELECTRICAL           Utility Company primary dual feed electric service               X

                     Exterior utility company primary switchgear,                     X
                     transformer and equipment

                     Automatic transfer of dual primary feeders from normal           X
                     to alternate circuit

                     Secondary service feeders from utility transformer to            X
                     Base Building switchboard

                     4000 ampere, 480/277-volt, 3 phase, 4-wire switchboard
                     in Main Electric Room.  (Equates to approximately 27             X
                     watts per square foot)

                     Un-metered 480/277-volt bus duct vertical riser routed
                     through stacked electrical rooms on each floor for               X
                     tenant use

                     Allocation from bus duct of approximately 8 watts/sf
                     (lighting/receptacles/HVAC) for office space and
                     approximately 15 watts/sf (lighting/receptacles/lab              X
                     equipment/HVAC) for lab space, based on a 60/40
                     lab/office distribution

                     Lighting & receptacles serving core areas                        X

                     Temporary lighting in shell space code minimum                   X

                     300 kw life safety emergency generator, serving fire
                     pump; smoke evacuation systems; stair pressurization
                     systems; fire alarm system; elevator (one passenger
                     elevator and freight elevator); common area emergency            X
                     egress lighting and exit signs; and capacity to serve
                     emergency egress and exit lighting in tenant areas

                     All metering equipment and connection shall be the                             X
                     responsibility of the Tenant

                     Bus duct plug-in unit and service to tenant space                              X

                     Tenant panels, transformers, receptacles, lighting,                            X
                     etc. in tenant area

                     Tenant stand-by generator at pre-coordinated rooftop
                     locations.  Associated distribution equipment located                          X
                     in Tenant space

                     Tenant service, panels, transformers, receptacles,                             X
                     lighting, etc. (normal and stand-by power)

                     Emergency egress lighting and exit signs in tenant area                        X

                     Tenant UPS System and associated equipment                                     X

FIRE PROTECTION      Fire service entrance including fire department
                     connection, alarm valve flow protection, fire pump and
                     standpipe hose outlets in each egress stair                      X

                     Core and stair area sprinkler heads and piping                   X

                     Flow control valve station in stair at each floor                X

                     Primary distribution on each floor adequate to support           X
                     ordinary hazard

                     All run outs, drops, heads and related equipment                               X
                     within tenant premises

                     Typical distribution as required by code in vacant               X
                     spaces as necessary to secure building occupancy permit

                     Modification of sprinkler piping & head layout to suit                         X
                     tenant layout and hazard index

                     Special extinguishing systems                                                  X

                     Fire extinguisher cabinets at core area with                     X
                     appropriate fire extinguisher

                     Fire extinguisher cabinets at tenant area with                                 X
                     appropriate fire extinguisher

FIRE ALARM           Base building expandable analog/addressable fire alarm           X
                     system

                     Detection, notification and annunciation devices in              X
                     core areas and stair entries

                     Detection, notification and annunciation devices and
                     all wiring in tenant areas and as required to tie into                         X
                     base building system

TEL/DATA             Underground tel/data service from First Street to main           X
                     telephone room on the first floor

                     Stacked tel/data riser rooms on each floor with cable            X
                     sleeves through floors

                     Telephone and data wiring, conduit, sleeves, etc. from                         X
                     building distribution room(s) to tenant spaces

                     Tenant's telephone and data wiring, conduit, equipment                         X
                     and outlets

                     Tenant's audio-visual systems and connections                                  X

ACCESS CONTROL       24/7 security guard at reception desk in lobby                   X

                     Card reader at main building entry into the Cambridge            X
                     Science Center from the Atrium

                     Junction boxes, conduit and door frames necessary for
                     installation of tenant access control system at all
                     tenant entry doors, elevators and egress doors to                X
                     egress stairs/corridors

                     Access controls and wiring at tenant entry doors,                              X
                     elevators and egress doors to egress stairs/corridors

                     Security system including access controls, CCTV, etc.
                     as required by tenant within Base Building areas (eg:
                     elevator floor access control) and within tenant spaces                        X

                                  SCHEDULE D-2

                                 LANDLORD'S WORK

Plans prepared by Perkins Will, as follows:

First Floor Plan - Sheet Number A-201 dated 5/30/03
Second Floor Plan - Sheet Number A-202 dated 5/30/03
Third Floor Plan - Sheet Number A-203A dated 5/30/03
Fourth Floor Plan - Sheet Number A-204 dated 5/30/03

                                    EXHIBIT E

                              ADDITIONAL PROVISIONS

         This Exhibit is attached to and made a part of the Lease by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and VIACELL, INC., A MASSACHUSETTS CORPORATION ("Tenant") for space in the Building located at 245 First Street, Cambridge, Massachusetts 02142.

I.       PARKING.

         A. During the initial Term, commencing on the Office Space Commencement Date Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of 52 unreserved parking spaces (collectively, the "Spaces") in, or on the roof of, the Building garage ("Garage") for the use of Tenant and its employees. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces; provided however that Tenant may choose to lease less than the 52 spaces from time to time and reserve the right to lease the balance of the 52 spaces provided that Tenant must lease the balance or lose its priority rights to such spaces within 30 days after Landlord has given written notice to Tenant that the Building has achieved 90% occupancy. Tenant shall have the right to lease or otherwise use an additional 36 unreserved parking spaces on a month-to month basis until such spaces are leased to a new tenant of the Building. Landlord agrees to give Tenant 30 days prior written notice of its obligation to yield up such additional spaces. Motorcycles are allowed in the Garage. Landlord covenants and agrees that Landlord shall not grant to any future tenant of the Property the contractual right to lease more than 1.2 spaces per 1,000 square feet of leased space.

         B. During the initial Term, Tenant shall pay Landlord, as Additional Rent in accordance with Article IV of the Lease, the sum of $175.00 per month for each unreserved Space leased by Tenant hereunder for the first 5 years of the Term and thereafter, as such rates may be adjusted from time to time to reflect the then current rate for parking in similar parking facilities in the Kendall Square/East Cambridge area. During the construction of the Initial Improvements, Tenant's contractors and subcontractors shall have the right to park in the Garage for a cost of $5.00 per day (regardless of the number of trips in and out of the Garage by any such contractor or subcontractor in that day).

         C. Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Garage and surface parking areas serving the Building shall be on an unreserved, first-come, first-served basis.

         D. Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage or the surface parking areas regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or the surface parking areas or automobiles or other property therein, it being agreed that, to the fullest extent permitted by Law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

         E. Landlord shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Garage, the surface parking areas, if any, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

         F. Tenant shall not store or permit its employees to store any automobiles in the Garage or on the surface parking areas without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Garage or on the surface parking areas overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

         G. Landlord shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage or the surface parking areas, if any. During such period, the Additional Rent for the parking spaces as to which Tenant is denied access shall be abated on a per space, per diem basis.

         H. Other than in connection with a sublease or assignment of this Lease, Tenant shall not assign or sublease any of the Spaces without the consent of Landlord.

         I. Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to condition the issuance of a replacement and or key any lost or damaged cards or keys to Tenant's payment of the actual cost thereof.

         J. Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Garage ("Garage Operator"). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Garage Operator and pay the Garage Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Garage Operator unless caused by Landlord's negligence or willful misconduct, provided that Landlord shall not be relieved of its responsibility hereunder to provide the parking rights herein described. It is understood and agreed that the identity of the Garage Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Garage Operator shall be freely assignable by such Garage Operator or any successors thereto.

II.      FIRST RENEWAL OPTION.

         A. Tenant shall have the right to extend the Term (the "First Renewal Option") for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the fifth anniversary of the Termination Date (the "First Renewal Term"), if:

                  1. Tenant delivers written notice of exercise of the First Renewal Option ("First Renewal Notice") not less than 12 full calendar months prior to the expiration of the initial Term; and

                  2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its First Renewal Notice or at the time Tenant delivers its First Binding Notice (defined below); and

                  3. Not more than 50% of the Premises is sublet for the remainder of the Initial Term at the time that Tenant delivers its First Renewal Notice or at the time Tenant delivers its First Binding Notice; and

                  4. Except for a Permitted Transfer, the Lease has not been assigned prior to the date that Tenant delivers its First Renewal Notice or prior to the date Tenant delivers its First Binding Notice; and

         B. The Base Rent rate per rentable square foot for the Premises during the First Renewal Term shall equal the Prevailing Market (defined below) rate per rentable square foot for the Premises.

         C. Tenant shall pay Additional Rent (i.e., Expense Excess and Tax Excess) for the Premises during the First Renewal Term in accordance with Article IV of the Lease.

         D. If Tenant timely delivers Tenant's First Renewal Notice, Landlord shall advise Tenant not less than 11 months prior to the expiration of the initial Term of the applicable Base Rent rate for the Premises for the First Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the First Renewal Term, shall either (i) give Landlord final binding written notice ("First Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "First Rejection Notice"). If Tenant fails to provide Landlord with either a First Binding Notice or First Rejection Notice within such 15 day period, Tenant's First Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a First Binding Notice, Landlord and Tenant shall enter into the First Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a First Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rent rate for the Premises during the First Renewal Term. Upon agreement Tenant shall provide Landlord with First Binding Notice and Landlord and Tenant shall enter into the First Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rent rate for the Premises for the First Renewal

                  Term within 30 days after the date on which Tenant provides Landlord with a First Rejection Notice, Tenant, by written notice to Landlord (the "First Arbitration Notice") within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section E below. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant's First Renewal Option shall be deemed to be null and void and of no further force and effect.

         E.       Arbitration Procedure.

                  1. If Tenant provides Landlord with a First Arbitration Notice, Landlord and Tenant, within 5 days after the date of the First Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the First Renewal Term (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the First Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in Cambridge, Massachusetts, or shall be a licensed commercial real estate broker with at least 10 years of experience working in Cambridge, Massachusetts, with working knowledge of current rental rates and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

                  2. Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the First Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

                  3. If the Prevailing Market rate has not been determined by the commencement date of the First Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the First Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

         F. If Tenant is entitled to and properly exercises its First Renewal Option, Landlord shall prepare an amendment (the "First Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The First Renewal Amendment shall be:

                  1. sent to Tenant within a reasonable time after receipt of the First Binding Notice; and

                  2. executed by Tenant and returned to Landlord in accordance with the terms herein.

                  An otherwise valid exercise of the First Renewal Option shall be fully effective whether or not the First Renewal Amendment is executed.

         G. For purposes of this Paragraph II only, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under new or renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in Cambridge, Massachusetts. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

III.     SECOND RENEWAL OPTION.

         A. If Tenant properly exercises its First Renewal Option pursuant to Paragraph II above, Tenant shall have the right to extend the Term (the "Second Renewal Option") for one additional period of 5 years commencing on the day following the Termination Date of the First Renewal Term and ending on the tenth anniversary of the Termination Date (the "Second Renewal Term"), if:

                  1. Tenant delivers written notice of exercise of the Second Renewal Option ("Second Renewal Notice") not less than 12 full calendar months prior to the expiration of the First Renewal Term; and

                  2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Second Renewal Notice or at the time Tenant delivers its Second Binding Notice (defined below); and

                  3. Not more than 50% of the Premises is sublet for the remainder of the Initial Term at the time that Tenant delivers its Second Renewal Notice or at the time Tenant delivers its Second Binding Notice; and

                  4. Except for Permitted Transfers, the Lease has not been assigned prior to the date that Tenant delivers its Second Renewal Notice or prior to the date Tenant delivers its Second Binding Notice; and

         B. The Base Rent rate per rentable square foot for the Premises during the Second Renewal Term shall equal the Prevailing Market (defined below) rate per rentable square foot for the Premises.

         C. Tenant shall pay Additional Rent (i.e., Expense Excess and Tax Excess) for the Premises during the Second Renewal Term in accordance with Article IV of the Lease.

         D. If Tenant timely delivers Tenant's Second Renewal Notice, Landlord shall advise Tenant not less than 11 months prior to the expiration of the First Renewal Term of the applicable Base Rent rate for the Premises for the Second Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Second Renewal Term, shall either (i) give Landlord final binding written notice ("Second Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Second Rejection Notice"). If Tenant fails to provide Landlord with either a Second Binding Notice or Second Rejection Notice within such 15 day period, Tenant's Second Renewal Option shall be null and void and of no further force and effect. If Tenant provides

                  Landlord with a Second Binding Notice, Landlord and Tenant shall enter into the Second Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Second Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rent rate for the Premises during the Second Renewal Term. Upon agreement Tenant shall provide Landlord with Second Binding Notice and Landlord and Tenant shall enter into the Second Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rent rate for the Premises for the Second Renewal Term within 30 days after the date on which Tenant provides Landlord with a Second Rejection Notice, Tenant, by written notice to Landlord (the "Second Arbitration Notice") within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section E below. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant's Second Renewal Option shall be deemed to be null and void and of no further force and effect.

         E.       Arbitration Procedure.

                  1. If Tenant provides Landlord with a Second Arbitration Notice, Landlord and Tenant, within 5 days after the date of the Second Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Second Renewal Term (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Second Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in Cambridge, Massachusetts, or shall be a licensed commercial real estate broker with at least 10 years of experience working in Cambridge, Massachusetts, with working knowledge of current rental rates and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

                  2. Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Second Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

                  3. If the Prevailing Market rate has not been determined by the commencement date of the Second Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the First Renewal Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Second Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

         F. If Tenant is entitled to and properly exercises its Second Renewal Option, Landlord shall prepare an amendment (the "Second Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Second Renewal Amendment shall be:

                  1. sent to Tenant within a reasonable time after receipt of the Second Binding Notice; and

                  2. executed by Tenant and returned to Landlord in accordance with the terms herein.

                  An otherwise valid exercise of the Second Renewal Option shall be fully effective whether or not the Second Renewal Amendment is executed.

         G. For purposes of this Paragraph III only, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under new or renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in Cambridge, Massachusetts. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

IV.      THIRD RENEWAL OPTION.

         A. If Tenant properly exercises its Second Renewal Option pursuant to Paragraph III above, Tenant shall have the right to extend the Term (the "Third Renewal Option") for one additional period of 5 years commencing on the day following the Termination Date of the Second Renewal Term and ending on the fifteenth anniversary of the Termination Date (the "Third Renewal Term"), if:

                  1. Tenant delivers written notice of exercise of the Third Renewal Option ("Third Renewal Notice") not less than 12 full calendar months prior to the expiration of the Second Renewal Term; and

                  2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Third Renewal Notice or at the time Tenant delivers its Third Binding Notice (defined below); and

                  3. Not more than 50% of the Premises is sublet for the remainder of the Initial Term at the time that Tenant delivers its Third Renewal Notice or at the time Tenant delivers its Third Binding Notice; and

                  4. Except for Permitted Transfers, the Lease has not been assigned prior to the date that Tenant delivers its Third Renewal Notice or prior to the date Tenant delivers its Third Binding Notice; and

         B. The Base Rent rate per rentable square foot for the Premises during the Third Renewal Term shall equal the Prevailing Market (defined below) rate per rentable square foot for the Premises.

         C. Tenant shall pay Additional Rent (i.e., Expense Excess and Tax Excess) for the Premises during the Third Renewal Term in accordance with Article IV of the Lease.

         D. If Tenant timely delivers Tenant's Third Renewal Notice, Landlord shall advise Tenant not less than 11 months prior to the expiration of the Second Renewal Term of the applicable Base Rent rate for the Premises for the Third Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Third Renewal Term, shall either (i) give Landlord final binding written notice ("Third Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Third Rejection Notice"). If Tenant fails to provide Landlord with either a Third Binding Notice or Third Rejection Notice within such 15 day period, Tenant's Third Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Third Binding Notice, Landlord and Tenant shall enter into the Third Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Third Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rent rate for the Premises during the Third Renewal Term. Upon agreement Tenant shall provide Landlord with Third Binding Notice and Landlord and Tenant shall enter into the Third Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rent rate for the Premises for the Third Renewal Term within 30 days after the date on which Tenant provides Landlord with a Third Rejection Notice, Tenant, by written notice to Landlord (the "Third Arbitration Notice") within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section E below. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant's Third Renewal Option shall be deemed to be null and void and of no further force and effect.

         E.       Arbitration Procedure.

                  1. If Tenant provides Landlord with a Third Arbitration Notice, Landlord and Tenant, within 5 days after the date of the Third Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Third Renewal Term (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Third Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in Cambridge, Massachusetts, or shall be a licensed commercial real estate broker with at least 10 years of experience working in Cambridge, Massachusetts, with working knowledge of current rental rates and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

                  2. Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Third Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

                  3. If the Prevailing Market rate has not been determined by the commencement date of the Third Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the First Renewal Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Third Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

         F. If Tenant is entitled to and properly exercises its Third Renewal Option, Landlord shall prepare an amendment (the "Third Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Third Renewal Amendment shall be:

                  1. sent to Tenant within a reasonable time after receipt of the Third Binding Notice; and

                  2. executed by Tenant and returned to Landlord in accordance with the terms herein.

                  An otherwise valid exercise of the Third Renewal Option shall be fully effective whether or not the Third Renewal Amendment is executed.

         G. For purposes of this Paragraph III only, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under new or renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in Cambridge, Massachusetts. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

V.       EXTERIOR SIGNAGE.

         A. Tenant, at Tenant's sole cost and expense, subject to governmental restrictions, regulations and approval, shall have the exclusive right to erect 1 sign identifying Tenant (the "Exterior Sign") on the Science Building exterior at the location shown on EXHIBIT G attached hereto, on the terms set forth herein. At least 30 days prior to Tenant's submission of an application for governmental approval of the proposed Exterior Sign, Tenant shall submit detailed drawings of its proposed Exterior Sign to Landlord for Landlord's review and approval, such approval not to be unreasonably withheld. Such drawings shall include, without limitation, detailed information concerning the size, material, shape, color, lettering, and method of installation of the proposed Exterior Sign. The approved Exterior Sign plans shall be attached hereto as a part of EXHIBIT G upon approval. Tenant shall be solely responsible for the obtaining of all governmental approvals required in connection with the Exterior Sign, at Tenant's sole cost and expense. All maintenance and repair of the Exterior Sign shall be at Tenant's sole cost and expense.

         B. Landlord, upon the expiration date or sooner termination of this Lease, shall have the right to remove the Exterior Sign at Tenant's sole cost and expense. In addition, Landlord, at Tenant's sole cost and expense, shall have the right to remove the Exterior Sign at any time during the Term at Tenant's sole cost and expense (1) in the event of a Lease assignment other than pursuant to a Permitted Transfer, (2) if Tenant or a party pursuant to a Permitted Transfer occupies less than 75% of the rentable square feet of the Premises, or (3) if Tenant defaults under any term or condition of the Lease and fails to cure such default within any applicable notice, grace and cure period and Landlord subsequently terminates the Lease.

         C. No other tenant identification signage may be attached to the exterior of the Science Building. Landlord expressly reserves the right to install building identification signage on the Science Building and to install any signage on the Office Building and Common Areas.

VI.      RIGHT OF FIRST OFFER; CONDITIONS.

         A. During the Term hereof, Tenant shall have a continuous right of first offer (the "Right of First Offer"), after initial lease up with respect to the space located on the 2nd and 3rd floors of the Science Building, after initial lease up with respect to any space on the 16th floor of the Office Building, and on any space on the 14th and 17th floors of the Office Building, each as shown on the demising plan attached hereto as EXHIBIT H (the "Offering Space"). Tenant's Right of First Offer shall be exercised as follows: at any time after Landlord has determined that the initial or existing tenant in the Offering Space will not extend or renew the term of its lease for the Offering Space (but prior to leasing such Offering Space to a party other than the initial or existing tenant and not more than twelve (12) months prior to the proposed commencement date for the Offering Space), Landlord shall advise Tenant (the "Advice") of the terms under which Landlord is prepared to lease the Offering Space to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the "Notice of Exercise") within 15 business days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

                  1. Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

                  2. More than 50% of the Premises is sublet for the remainder of the Initial Term or any extension thereof (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease) at the time Landlord would otherwise deliver the Advice; or

                  3. the Lease has been assigned (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease) prior to the date Landlord would otherwise deliver the Advice; or

                  4. Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or

                  5. the Offering Space is not intended for the exclusive use of Tenant during the Term; or

                  6. the existing tenant in the Offering Space is interested in extending or renewing its lease for the Offering Space or entering into a new lease for such Offering Space.

         On or before the expiration of such 15 business day period, Tenant shall either accept Landlord's terms, or shall agree to lease the Offering Space but elect to have the rent therefor determined by arbitration in accordance with the Arbitration Procedure employed for the Renewal Options under clause E of Sections II, III and IV above (it being agreed that such rent arbitration shall be binding upon the parties). In the event Tenant rejects or is deemed to have rejected the offer set forth in the Advice, Landlord shall be free for a period of 12 months after the date of the rejection or deemed rejection ("Marketing Period") to lease the Offering Space to a third party or parties on terms not materially more favorable to such party or parties than the terms set forth in the Advice (with respect to rental rate, "materially" as used herein shall mean a rental rate that is more than five percent (5%) lower than the financial terms set forth in the Advice, including, without limitation, net effective rent, tenant improvement allowance, brokerage fees and other economic considerations). In the event Landlord has not by the expiration of the Marketing Period executed a letter of intent with a third party complying with the foregoing sentence, then Tenant's right of first offer shall again apply to the Offering Space.

         B.       Terms for Offering Space.

                  1. The term for the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice (or as determined by rent arbitration) shall govern Tenant's leasing of the Offering Space and otherwise the terms and conditions of this Lease shall apply to the Offering Space.

                  2. Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord's reasonable judgment, or as determined by rent arbitration.

                  3. The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space. If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed until the date

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

                           Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

         C. Termination of Right of First Offer. The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of: (i) the expiration of the Term of this Lease; and (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section A above.

         D. Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the "Offering Amendment") adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant's Pro Rata Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

         E. Definition of Prevailing Market. For purposes of this Right of First Offer provision, "Prevailing Market" shall mean the annual rental rate per square foot for space comparable to the Offering Space in the Building and for space comparable to the Offering Space in buildings comparable to the Building in the Cambridge, Massachusetts area under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space,
                  (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

VII.     RIGHT OF EXPANSION; CONDITIONS

         A. Tenant shall have the right to expand ("Expansion Right") into the balance of the 2nd floor of the Science Building (approximately 9,000 square feet) ("Lab Expansion Space") and into that portion of the 16th Floor of the Office Building shown as the "16A Space" ("Office Expansion Space") on EXHIBIT H-1, if:

                  1. Landlord receives notice ("Expansion Notice") of Tenant's exercise of the Expansion Right on or before December 31, 2004; and

                  2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers the Expansion Notice;

                  3. Not more than 50% of the Premises is sublet for the remainder of the Initial Term at the time that Tenant delivers the Expansion Notice; and

                  4. Except for a Permitted Transfer, the Lease has not been assigned prior to the date Tenant delivers the Expansion Notice.

                  Notwithstanding the foregoing, Landlord shall have the right to substitute for the 16A Space the same 4,792 square feet of space on another floor of the Office Building chosen by Landlord, in the event that Landlord has the opportunity to lease the entirety of the 16th Floor of the Office Building to a single tenant prior to the exercise by Tenant of the right of expansion set forth herein. If there is a choice of floor available, Landlord shall designate the floor closest to the 15th Floor of the Office Building for the alternative space.

         B. The Base Rent with respect to the Lab Expansion Space shall be at the annual rental rate per square foot for the Lab Space set forth in Section I.D. of the Lease and the Base Rent with respect to the Office Expansion Space shall be at the annual rental rate per square foot for the Office Space set forth in
                  Section I.D. of the Lease.

         C. Tenant shall pay Additional Rent (i.e., Lab Expenses and Lab Taxes with respect to the Lab Expansion Space and Excess Expenses and Excess Taxes with respect to the Office Expansion Space) in accordance with Article IV of the Lease.

         D. Landlord shall contribute the sum of One Hundred Dollars ($100) per square foot with respect to the Lab Expansion Space and Fifty Dollars ($50) per square foot with respect to the Office Expansion Space, and in each case the $3.00 per square foot architectural and engineering allowance to be disbursed in accordance with the provisions of EXHIBIT D.

         E. The Rent Commencement Date with respect to the Lab Expansion Space shall be 150 days after Landlord delivers vacant possession of the Lab Expansion Space following the Expansion Notice with respect to the Lab Expansion Space. The Rent Commencement Date with respect to the Office Expansion Space shall be 90 days after Tenant delivers vacant possession of the Office Expansion Space following the Expansion Notice with respect to the Office Expansion Space.

         F. If Tenant exercises the Expansion Right, Landlord shall prepare an amendment (the "Expansion Amendment") adding the Lab Expansion Space or the Office Expansion Space, or both, as applicable, to the Premises on the terms set forth herein and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant's Pro Rata Share and other appropriate terms. A copy of the Expansion Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the Expansion Notice and Tenant shall execute and return the Expansion Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Expansion Right shall be fully effective whether or not the Expansion Amendment is executed.

VIII.    RIGHT OF FIRST REFUSAL; CONDITIONS.

         A. During the Term hereof, Tenant shall have a continuous right of first refusal (the "Right of First Refusal"), with respect to the space located on the balance of the 2nd floor of the Science Building and any space on the 16th Floor of the Office Building, each as shown on the demising plan attached hereto as EXHIBIT L (the "Right of First Refusal Space"). Tenant's Right of First Refusal shall be exercised as follows: at any time after Landlord has received a letter of intent ("LOI") to lease any such space from a third party which Landlord is willing to accept, Landlord shall advise Tenant (the "Advice") of the terms of the LOI. Tenant may lease such offering Space in its entirety only, in accordance with the terms of the LOI, by delivering written notice of exercise to Landlord (the "Notice of Exercise") within 3 business days after the date of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice, if:

                  1. Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

                  2. the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease) at the time Landlord would otherwise deliver the Advice; or

                  3. the Lease has been assigned (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease) prior to the date Landlord would otherwise deliver the Advice; or

                  4. Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or

                  5. the Right of First Refusal Space is not intended for the exclusive use of Tenant during the Term; or

                  6. the existing tenant in the Right of First Refusal Space is interested in extending or renewing its lease for the Right of First Refusal Space or entering into a new lease for such Right of First Refusal Space.

         In the event Tenant rejects or is deemed to have rejected the offer set forth in the Advice, Landlord shall be free for a period of 12 months after the date of the rejection or deemed rejection ("Marketing Period") to lease the Right of First Refusal Space to a third party or parties on terms not materially more favorable to such party or parties than the terms set forth in the Advice (with respect to rental rate, "materially" as used herein shall mean a rental rate that is more than five percent (5%) lower than the financial terms set forth in the Advice, including, without limitation, net effective rent, tenant improvement allowance, brokerage fees and other economic consideration). In the event Landlord has not by the expiration of the Marketing Period executed a letter of intent with a third party complying with the foregoing sentence, then Tenant's right of first offer shall again apply to the Right of First Refusal Space.

         B.       Terms for Right of First Refusal Space.

                  1. The term for the Right of First Refusal Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant's leasing of the Right of First Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Right of First Refusal Space.

                  2. Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Right of First Refusal Space as determined in Landlord's reasonable judgment.

                  3. The Right of First Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Right of First Refusal Space or as of the date the term for such Right of First Refusal Space commences, unless the Advice specifies any work to be performed by Landlord in the Right of First Refusal Space, in which case Landlord shall perform such work in the Right of First Refusal Space. If Landlord is delayed delivering possession of the Right of First Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Right of First Refusal Space shall be postponed until the date Landlord delivers possession of the Right of First Refusal Space to Tenant free from occupancy by any party.

         C. Termination of Right of First Refusal. The rights of Tenant hereunder with respect to the Right of First Refusal Space shall terminate on the earlier to occur of: (i) the expiration of the Term of this Lease; and (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section A above.

         D. Right of First Refusal Amendment. If Tenant exercises its Right of First Right of First Refusal, Landlord shall prepare an amendment (the "Right of First Refusal Amendment") adding the Right of First Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant's Pro Rata Share and other appropriate terms. A copy of the Right of First Refusal Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Right of First Refusal Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Right of First Refusal Amendment is executed.

IX.      TENANT'S EXISTING LEASE LIABILITY

         A. Provided Tenant is not in default under this Lease beyond any applicable cure periods, from and after the expiration of the Office Base Rent Abatement Period,

                  Tenant shall receive a rent credit hereunder on a monthly basis equal to the rent paid by Tenant after that date under that certain Lease between Molded Antennae for Telecommunications, Inc., as landlord, and Viacord Inc., as tenant, dated April 20, 1999 with respect to office space at 551 Boylston Street, Boston, Massachusetts, until its date of expiration on September 30, 2004, or earlier termination of said Lease, provided Tenant shall remain responsible for removal of any equipment and any restoration or environmental clean up if required under the Existing Office Lease. Tenant shall provide Landlord with evidence of the rent paid under the aforesaid lease together with any payment of rent hereunder as to which Tenant applies such credit.

         B. Provided Tenant is not in default under this Lease beyond any applicable cure periods, from and after the Lab Base Rent Abatement Period, Tenant shall receive a rent credit hereunder on a monthly basis equal to the rent paid by Tenant after that date under that certain Lease dated February 24, 2000, as amended by a First Amendment dated May 31, 2001, a Second Amendment dated as of November 14, 2001, and a Third Amendment dated as of July 17, 2002, between ARE-One Innovation Drive, LLC, as landlord, and Tenant, as tenant, with respect to research and development space at One Innovation Drive, Worcester, Massachusetts, until its date of expiration on February 28, 2005 or earlier termination of said Lease, provided Tenant shall remain responsible for removal of any equipment and any restoration or environmental clean up if required under the Existing Office Lease. Tenant shall provide Landlord with evidence of the rent paid under the aforesaid lease together with any payment of rent hereunder as to which Tenant applies such credit.

X.       EARLY TERMINATION RIGHT RELATING TO OFFICE SPACE.

         Tenant shall have the one time option ("Office Termination Option") to terminate the portion of the Lease relating to the Office Space originally demised under this Lease on the 6th anniversary of the Term of the Lease (the "Office Early Termination Date"), if:

                  1. Tenant delivers written notice ("Early Termination Notice") of Tenant's exercise of the Office Termination Option at least 12 months prior to the Office Early Termination Date; and

                  2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers the Early Termination Notice;

                  3. Not more than 50% of the Premises is sublet for the remainder of the Initial Term at the time that Tenant delivers the Early Termination Notice;

                  4. Except for a Permitted Transfer, the Lease has not been assigned prior to the date Tenant delivers the Early Termination Notice; and

                  5. Tenant shall not have sublet the Office Space for a term extending beyond the Office Early Termination Date.

         It shall be a condition precedent to the effectiveness of the Early Termination Notice that Tenant shall pay to Landlord together with the Early Termination Notice an amount

         (collectively, the "Termination Fee") equal to the sum of (i) the unamortized balance, as of the Early Termination Date, of the sum of the Tenant allowance for the Office Space described in Section 1.H. of this Lease, the Drawing Allowance for the Office Space described in Exhibit D of this Lease, any Additional Allowance used by Tenant for the Office Space, all brokerage and legal fees incurred by Landlord in connection with this Lease and 50% of the Viacell lease assumption costs, amortized on a straight line basis with interest thereon at the rate of eleven percent (11%) per annum over the initial Term of this Lease, and (ii) 6 months of Office Base Rent, Expense Excess and Tax Excess, all at the rate applicable to the 6 months immediately preceding the Early Termination Date.

XI.      ROOF RIGHTS.

         A. Tenant shall have the right to its allocation of space on the roof of the Science Building for the purpose of installing (in accordance with Section IX.C of the Lease), operating and maintaining an emergency generator and/ or a satellite dish solely for Tenant's business activities in the Premises and not for use by third parties, as approved by the Landlord (the "Rooftop Equipment"). The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and shall not exceed 344 square feet (the "Roof Space"), and shall be in the location designated in EXHIBIT A. Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term at Landlord's expense, with a minimum of disruption to Tenant's business activities in the Premises. Landlord's designation shall take into account Tenant's use of the Rooftop Equipment. Notwithstanding the foregoing, Tenant's right to install the Rooftop Equipment shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Rooftop Equipment, the manner in which the Rooftop Equipment is attached to the roof of the Building, the compliance of the Rooftop Equipment with applicable governmental requirements, including air quality requirements and the requirements of the City of Cambridge with respect to noise and screening, and the manner in which any cables and utility service are run to and from the Rooftop Equipment. The precise specifications and a general description of the Rooftop Equipment along with all documents Landlord reasonably requires to review the installation of the Rooftop Equipment (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval no later than 20 days before Tenant commences to install the Rooftop Equipment. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Rooftop Equipment. Tenant shall notify Landlord upon completion of the installation of the Rooftop Equipment. If Landlord determines that the Rooftop Equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Rooftop Equipment or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time, Landlord, in its sole discretion, deems it necessary,Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Rooftop Equipment.

         B. Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Science Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Rooftop Equipment, and its appurtenances, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be approved by Landlord, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant or persons under their direct supervision will be permitted to have access to the roof of the Science Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Science Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Science Building and the Roof Space and the frequency of their visits.

         C. It is further understood and agreed that the installation, maintenance, operation and removal of the Rooftop Equipment and any appurtenances is not permitted to damage the Science Building or the roof thereof, or interfere with the use of the Science Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Science Building, which may be caused by Tenant or any of its agents or representatives.

         D. Tenant agrees to install only equipment which will not cause unreasonable interference to Landlord or existing tenants of the Building. In the event Tenant's equipment causes such interference, Tenant will take any steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Rooftop Equipment from the Roof Space.

         E. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Rooftop Equipment in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, and of the state, city and county in which the Building is located, including without limitation, all requirements of the City of Cambridge. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. The Rooftop Equipment shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Rooftop Equipment or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

         F. Except for the generator, the Rooftop Equipment and any appurtenances thereto shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord's sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors. It is expressly agreed that the generator shall remain on the Roof Space and shall become the property of Landlord upon the expiration of the Term or earlier termination thereof.

         G. In light of the specialized nature of the Rooftop Equipment, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Rooftop Equipment and its appurtenances, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor.

         H. Tenant shall not allow any provider of generators or satellite dishes or related services ("Rooftop Equipment Services") to locate any equipment on the roof of the Science Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Rooftop Equipment to provide Rooftop Equipment Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Rooftop Equipment Services on behalf of another Rooftop Equipment Services provider to an unaffiliated tenant, occupant or licensee of the Science Building or any other building.

         I. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the "License Agreement") with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the Roof Space.

         J. Tenant specifically acknowledges and agrees that the terms and conditions of Article XIV of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

         K. If Tenant defaults under any of the terms and conditions of this Section, and Tenant fails to cure said default within the time allowed by Article XIX of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease.

                                    EXHIBIT F

                             FORM OF NOTICE OF LEASE

                                 NOTICE OF LEASE

         Notice is hereby given, pursuant to the provisions of Chapter 183,
Section 4 and Chapter 185, Section 71 of the Massachusetts General Laws, of the following Lease:

         LANDLORD:         MA - Riverview/245 First Street, L.L.C.
                           c/o Equity Office Properties Trust
                           245 First Street
                           Cambridge, Massachusetts 02142

         TENANT:           Viacell, Inc.
                           245 First Street
                           Cambridge, Massachusetts 02142

         DATE OF
         EXECUTION:        As of December ___, 2003

         PREMISES:         42,944 square feet of rentable floor area located on
                           the 15th floor of the building known as the Office
                           Building, 245 First Street, Cambridge, Massachusetts
                           02142, ("Office Building") and suite numbers 1000 and 2000 on the 1st and 2nd floors of the building known as the Science Building, 245 First Street, Cambridge,
                           Massachusetts 02142 ("Science Building") together with the right in common with others to use the Common Areas (as defined in the Lease) of the buildings known as the Office Building and the Science Building in the Cambridge Science Center, 245
                           First Street, Cambridge, Massachusetts 02142
                           (collectively, the "Buildings"), the parcel(s) of land on which the Buildings are located and, the garage and other improvements serving the Buildings, if any, and the parcel(s) of land on which they are located.

                           Tenant has rights to expand the Premises as described in the Option to Expand, below.

                           For Landlord's title see _________________________.

         TERM: Commencing on the Lab Rent Commencement Date and continuing for a period of ten (10) years, subject to the Options to Extend both described below.

         TERMINATION

         RIGHTS: Tenant has the right to terminate the Lease with respect to that portion of the Premises located in the Office Building on the sixth anniversary of the commencement date of the Lease, upon the terms and conditions set forth in the Lease.

         OPTIONS TO        Tenant may extend the term for three (3) additional
         EXTEND:           periods of five (5) years, on the terms and
                           conditions set forth in the Lease.

         OPTION TO
         EXPAND: Tenant has a right until December 31, 2004 to expand the Premises onto the balance of the 2nd floor of the Science Building and the 16A Space on the 16th floor of the Office Building on the terms and conditions set forth in the Lease.

         RIGHT OF
         FIRST OFFER:      Tenant has a right of first offer during the
                           Term with respect to the 2nd and 3rd floors of Science Building and the 14th, 16th and 17th floors of the Office Building on the terms and conditions set forth in the Lease.

         EXTERIOR
         SIGNAGE: Appurtenant to the Premises, Tenant has the right to install, repair, maintain and replace one (1) sign on the exterior of the building known as the Science Building, 245 First Street, Cambridge, Massachusetts at the location, and on the terms and conditions set forth in the Lease.

         The Lease contains additional terms and conditions not enumerated herein. This instrument is executed as a notice of the Lease only and shall not be deemed to vary any terms and conditions of the Lease.

                         [SIGNATURES ON FOLLOWING PAGE.]

         WITNESS, the execution hereof under seal as of this ___ day of December, 2003.

                                    LANDLORD:

                                    MA-RIVERVIEW/245 FIRST STREET,
                                    L.L.C., a Delaware limited liability company


                                    By: By: Equity Office Management, L.L.C., a
                                            Delaware limited liability company,
                                            its non-member manager

                                            By: ______________________

                                            Name: ____________________

                                            Its: Authorized Signatory

                                     TENANT:

                                     VIACELL, INC.

                                     By:___________________________
                                        Name:
                                        Title:

                                     By:___________________________
                                        Name:
                                        Title:

STATE OF ___________ )
                     ) ss.
COUNTY OF___________ )                                   _____________ __, 2003

         Then personally appeared before me the above-named ___________________, the ____________ of Equity Office Management, L.L.C. agent for MA-Riverview/245 First Street, L.L.C. and acknowledged the foregoing to be his/her free act and deed and the free act and deed of MA-Riverview/245 First Street, L.L.C.

                                       Notary Public:
                                       My Commission Expires:

                          COMMONWEALTH OF MASSACHUSETTS

         ____________, ss.                              _______________ __, 2003

         Then personally appeared before me the above-named ________________, the ____________ of Viacell, Inc., and acknowledged the foregoing to be his/her free act and deed and the free act and deed of Viacell, Inc.

                                       Notary Public:
                                       My Commission Expires:

                          COMMONWEALTH OF MASSACHUSETTS

         ____________, ss.                              _______________ __, 2003

         Then personally appeared before me the above-named _________________, the ____________ of Viacell, Inc., and acknowledged the foregoing to be his/her free act and deed and the free act and deed of Viacell, Inc.

                                       Notary Public:
                                       My Commission Expires:

                                    EXHIBIT G

                                EXTERIOR SIGNAGE

       (To be attached upon submittal by Tenant and approval by Landlord)

                                    EXHIBIT H

                                 OFFERING SPACE

                                    EXHIBIT I

                               COMMENCEMENT LETTER

Date ______________________

Tenant ____________________
Address ___________________
        ___________________

Re: Commencement Letter with respect to that certain Lease dated as of the _____ day of December, 2003, by and between EOP-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, as Landlord, and VIACELL, INC., as Tenant, for 42,943 rentable square feet in the Building located at 245 First Street, Cambridge, Massachusetts 02142.

Dear __________________:

         In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.       The Lab Rent Commencement Date of the Lease is _______________________;

2.       The Termination Date of the Lease is ____________________________.

         Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

________________________
Property Manager

Agreed and Accepted:

         Tenant:______________________

         By: _________________________
         Name: _______________________
         Title: ______________________
         Date: _______________________

                                    EXHIBIT J

                           COMMENCEMENT DATE AGREEMENT

         Reference is made to that certain Lease by and between EOP-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, Landlord and ________________________, Tenant, and dated __________, a Notice of which is filed for registration with the Suffolk Registry District of the Land Court as Document No._____.

         Landlord and Tenant hereby confirm and agree that the Lab Rent Commencement Date under the Lease is __________, 200__.

         This Commencement Date Agreement is executed as a sealed instrument as of __________, 200_.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this exhibit as of the day and year first above written.

WITNESS/ATTEST:                   LANDLORD:

                                  EOP-RIVERVIEW/245 FIRST STREET, L.L.C., A
                                  DELAWARE LIMITED LIABILITY COMPANY

                                  By: EOP Operating Limited Partnership, a
                                      Delaware limited partnership, its
                                      sole member

                                      By: Equity Office Properties Trust, a
                                          Maryland real estate investment trust,
                                          its general partner

/s/ Kim Ruby
----------------------------              By:/S/ Maryann Gilligan Suydam
                                             -----------------------------------
Name (print): Kim Rudy                    Name: MARYANN GILLIGAN SUYDAM

Name (print):_______________              Title: Senior Vice President
                                                 Boston Region

WITNESS/ATTEST:                   TENANT:  VIACELL, INC., A DELAWARE CORPORATION

/s/ Sara McManus                  By: EXHIBIT - DO NOT EXECUTE
----------------------------

Name(print): Sara                 Name: EXHIBIT - DO NOT EXECUTE
McManus_________
_____________________________     Title: EXHIBIT - DO NOT EXECUTE

Name (print): _______________

                               [ACKNOWLEDGEMENTS]

                                    EXHIBIT K

                        LIST OF ENVIRONMENTAL SUBSTANCES

                                    EXHIBIT L

                          RIGHT OF FIRST REFUSAL SPACE

                                    EXHIBIT M

                             CLEANING SPECIFICATIONS

                       JANITORIAL CLEANING SPECIFICATIONS

Janitorial services will cover the specifications as follows and it is expected that all building areas will be maintained and the necessary spot cleanings performed to ensure the continued satisfaction of the EOP client and employee base. Services shall include, but not be limited to, the following:

1)   OFFICE AREAS (ALL FLOORS)

     a)   NIGHTLY SERVICES (FIVE (5) NIGHTS PER WEEK)

          i) Empty all waste receptacles. Clean, and reline when needed. Remove material to designated areas.

          ii)  Remove recycling material when container is full (see weekly)

          iii) Vacuum all carpeted main traffic and use areas, including conference rooms, reception areas, interior stairwells, hallways and corridors with the exception of individual offices (see weekly). Spot vacuum/clean all others areas as needed.

          iv)  Wash and sanitize all drinking fountains.

          v)   Damp mop spillage in uncarpeted office areas.

          vi) Spot clean carpets to remove light spillage. Report large spills and stains to supervisor.

          vii) Assure all designated locked doors are closed after area has been cleaned.

          viii) Activate all alarm systems as instructed by occupant (if applicable).

          ix) Arrange chairs at desk and conference room tables and turn off lights upon exiting.

          x)   Clean conference room tables and remove any remaining food items.

          xi) Clean and sweep all lunchroom/eating areas. Wash and wipe tables and counter tops and clean sinks.

          xii) Remove scuff marks on floor as needed.

     b)   WEEKLY SERVICES

          i)   Remove recycling material when container is full.

          ii) Vacuum all carpeted areas completely, private offices and cubicle interiors, desk knee area spaces and under waste containers.

          iii) Dust and wipe clean with damp or treated cloth all office furniture, files, and cubicle partition tops, (DO NOT MOVE PAPERS).

          iv) Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, private entrance glass, and partitions.

          v)   Damp wipe and polish all glass furniture tops.

          vi)  Damp mop hard surfaced floors and/or uncarpeted surface floors.

          vii) Sweep uncarpeted floors employing dust control techniques with exception of lunchroom (which is to be performed nightly)

     c)   MONTHLY SERVICES

          i) Dust and wipe clean chair bases and arms, telephones, cubicle shelves, window sills, relite ledges and all other horizontal surfaces as needed to maintain clean appearance (DO NOT MOVE PAPERS).

          ii)  Edge vacuum all carpeted areas, as needed.

2)   RESTROOMS

     a)   NIGHTLY SERVICES (FIVE (5) NIGHTS PER WEEK)

          i) Clean and sanitize all mirrors, brightwork, countertops and enameled surfaces.

          ii) Wash and disinfect all basins, urinals, bowls (cleaning underside of rim) and fixtures using scouring powder to remove stains.

          iii) Wash both sides of all toilet seats with soap and/or disinfectant.

          iv)  Clean flushometers, piping, toilet seat hinges, and other metal.

          v)   Empty, clean, and damp wipe all waste receptacles.

          vi) Sweep, wet mop, and sanitize entire floor, including around toilet seats and under urinals.

          vii) Damp wipe all walls, partitions, doors, and outside surfaces of all dispensers, as needed.

          viii) Fill toilet paper, soap, towels, and sanitary napkin dispensers (if applicable).

          ix) Wash and disinfect all showers including shower walls, floors, brightwork and doors (if applicable).

          x)   Replace trash liner.

     b)   WEEKLY SERVICES

          i)   Flush water through P-trap weekly to ensure elimination of odor.

     c)   MONTHLY SERVICES

          i)   Machine scrub floors.

3) LOBBY, ELEVATOR, CORRIDOR, INTERIOR STAIRWAYS (EXCLUDING EMERGENCY EXIT STAIRWAYS) AND ENTRANCE AREAS

     a)   NIGHTLY SERVICE (FIVE (5) NIGHTS PER WEEK)

          i)   Sweep and spot mop all stone, vinyl or composition lobby floors.

          ii)  Vacuum and spot clean all carpeted floor and mats.

          iii) Dust and polish all brightwork, including mirrors and elevator call buttons.

          iv) Dust and polish all metal surfaces in elevators, including tracks, and elevator doors.

          v)   Vacuum and spot clean all carpet in elevators.

          vi)  Clean and polish all trash receptacles

          vii) Dust all fire extinguisher cabinets and/or units.

          viii) Spot clean all doors.

          ix) All furniture should be cleaned as necessary (including directories)

          x)   Wash, disinfect and dry polish water coolers (if applicable).

          xi) Clean glass entrance doors, adjacent glass panels and tracks (i.e. relites) (if applicable).

          xii) Spot sweep and/or spot vacuum all interior stairways (excluding emergency exit stairways) and landings (if applicable).

          xiii) Maintain lobby floor as recommended by manufacturer.

     b)   WEEKLY SERVICES

          i) Wet mop all stone, vinyl or composition lobby floors (daily spot mopping may satisfy this need)

          ii) Sweep and/or vacuum all interior stairways (excluding emergency exit stairways) and landings (if applicable).

4)   JANITORIAL ITEMS/AREAS

     a)   NIGHTLY SERVICES (FIVE (5) NIGHTS PER WEEK)

          i)   Keep janitorial rooms in a clean, neat and orderly condition.

          ii) Maintain all janitorial carts and equipment in safe and clean condition.

5)   FITNESS CENTER (IF APPLICABLE) (PLEASE BREAK OUT COST AS SEPARATE BID)

     a)   NIGHTLY SERVICE

          i)   Vacuum all exposed carpeted floors.

          ii)  Spot clean all mirrors and walls.

          iii) Spray and disinfect fitness center equipment nightly

     b)   WEEKLY SERVICES

          i)   Edge vacuum all carpeted areas, as needed.

          ii)  Dust all ledges, as needed

          iii) Clean mirrors completely.

          iv)  Stocking supplies and towels

6)   LOCKER ROOMS (IF APPLICABLE)

     a)   NIGHTLY SERVICES (FIVE (5) NIGHTS PER WEEK)

          i) Perform complete building restroom cleaning specifications to restroom and locker room areas.

          ii) Clean and disinfect showers completely, including walls, doors, floors, and floor drains.

7)   LOADING DOCK, VAN PARKING AREAS, TRASH RECYCLING AREAS

     a)   NIGHTLY SERVICES (FIVE (5) NIGHTS PER WEEK)

          i)   Empty and reline all waste receptacles.

          ii) Sweep ramps, loading bays and parking areas for trash and cigarette butts.

8)   GENERAL BUILDING COMMON AREA SERVICES

     a)   NIGHTLY SERVICE(FIVE (5) NIGHTS PER WEEK)

          i)   Spot clean and restock, as needed all janitorial service closets.

          ii) Pick up and compact all recycle trash, including boxes in accordance with tenants recycle specifications.

          iii) Vacuum all garage lobbies and elevator carpets

                                    EXHIBIT N

                       CONSTRUCTION RULES AND REGULATIONS

                              RULES AND REGULATIONS

                   FOR DESIGN AND CONSTRUCTION OF TENANT WORK

1.       DEFINITIONS

         1.0 Building:              Cambridge Science Center, Cambridge MA

         1.1 Building Manager       Kathleen LaShoto, or such other individual
                                    as landlord may designate, from time to
                                    time.

         1.2 Manager of
             Engineering            Michael Gill, or such other individual as
                                    landlord may designate, from time to time.

         1.3 Assistant Property     Anne Bilodeau, or such other individual as
             Manager                landlord may designate, from time to time.

         1.4 Consultant:            Any architectural, engineering or design
                                    consultant engaged by a Tenant in connection with Tenant Work.

         1.5 Contractor:            Any Contractor engaged by Tenant of the
                                    Building for the performance of any Tenant
                                    Work, and any Subcontractor employed by any such Contractor.

         1.6 Plans:                 All architectural, electrical and mechanical
                                    construction drawings and specifications required for the proper construction of the Tenant Work.

         1.7 Regular Business:      Monday through Friday, 8:00 a.m. through
                                    6:00 p.m., holidays and weekends excluded.

         1.8 Tenant:                Any occupant of the Building.

         1.9 Tenant Work:           Any alterations, improvements, additions,
                                    repairs or installations on the building performed by or on behalf of any Tenant.

         1.10 Tradeperson:          Any employee (including without limitation,
                                    any mechanic laborer, or Tradeperson)
                                    employed by a Contractor performing Tenant
                                    Work.

2.       GENERAL

         2.1 All Tenant Work shall be performed in accordance with these Rules and

                  Regulations and the applicable provisions of the Lease.

         2.2 The provisions of these Rules and Regulations shall be incorporated in all agreements governing the performance of all Tenant Work, including, without limitation, any agreements governing services to be rendered by each Contractor and Consultant.

         2.3 Except as otherwise provided in these Rules and Regulations, all inquires, submissions and approvals in connection with any Tenant Work shall be processed through the Building Manager.

3.       RECONSTRUCTION NOTIFICATION AND APPROVALS

         3.1      Approval to Commence Work:

                  A) Tenant shall submit to Building Manager, for the approval of the Landlord, the names of all prospective Contractors prior to issuing any bid packages to such Contractors.

                  B) No Tenant Work shall be undertaken by any Contractor or Tradeperson unless and until all the matters set forth in Article 4.3 below have been received for the Tenant Work in question and unless Building Manager has approved the matters set forth in Article 4.3 below.

         3.2 No Tenant Work shall be performed unless, at least two weeks before any Tenant Work is to begin, all of the following have been provided to the Building Manager and approved. In the event that Tenant proposes to change any of the following, the Building Manager shall be immediately notified of such change and such change shall be subject to the approval of the Building Manager:

                  A) Schedule for the work, indication start and completion dates, any phasing and special working hours, and also a list of anticipated shutdowns of building systems.

                  B) List of all Contractors and Subcontractors, including addresses, telephone numbers, emergency (after hours) telephone numbers, trades employed, and the union affiliation, if any, of each Contractor and Subcontractor.

                  C) Names and telephone numbers of the supervisors of the work.

                  D) Copies of all necessary governmental permits, licenses and approvals.

                  E) Proof of current insurance, to the limits set out in Exhibit A to these Rules and Regulations, naming Landlord ( Equity Office Properties Trust) as additional insured parties.

                  F) Notice of the involvement of any Contractor in any ongoing and/or threatened labor dispute.

                  G) Payment, Performance and Lien Bonds from sureties acceptable to Landlord, in form acceptable to Landlord, naming Landlord as an additional obligee.

                  H) Evidence that Tenant has made provision for either written waivers of lien from all Contractors and suppliers of material, or other appropriate protective measures approved by Landlord.

                           I) A pre-existing condition survey as specified in Article 7.2 c.

3.3      Reporting Incidents:

         All accidents, disturbances, labor disputes or threats thereof, and other noteworthy events pertaining to the Building or the Tenant's property shall be reported immediately to the Building Manager. A written report must follow within 24 hours.

4.       CONSTRUCTION SCHEDULE

         4.1      Coordination:

                  A) All Tenant Work shall be carried out expeditiously and with minimum disturbance and disruption to the operation of the Building and without causing discomfort, inconvenience, or annoyance to any of the other tenants or occupants of the Building or the public at large.

                  B) All schedules for the performance of construction, including materials deliveries, must be coordinated through the Building Manager. The Building Manager shall have the right, without incurring any liability to any Tenant, to stop activities and/or to require rescheduling of Tenant Work based upon adverse impact on the tenants or occupants of the Building or on the maintenance or operation of the Building.

                  C) If any Tenant Work requires the shutdown of risers and mains for electrical, mechanical, sprinkler, and plumbing work, such work shall be supervised by a representative of Landlord, the cost of which shall be charged directly to the tenant at the prevailing building rate. No Tenant Work will be performed in the Building's mechanical or electrical equipment rooms without both Landlord's prior approval and the supervision of a representative of Landlord, the cost of which shall be reimbursed by the Tenant to the Landlord. Tenant shall provide the Building Manager with at least one week to schedule such work.

         4.2      Time Restrictions:

                  A) Subject to Paragraph 5.1 of these Rules and Regulations, general construction work will generally be permitted at all times, including during Regular Business hours.

                  B) Tenant shall provide the Building Manager with at least forty eight (48) hours notice before proceeding with Special Work, as hereinafter defined, and such Special Work will be permitted only at times agreed to by the

                           Building Manager during periods outside of Regular Business Hours. "Special Work" shall be defined as the following operations:

                           1. All utility disruptions, shutoffs and turnovers.

                           2. Activities involving high levels of noise,
                              including demolition, coring, drilling and ramsetting.

                           3. Activities resulting in excessive dust or odors,
                              including demolition, staining and spray painting.

                           4. All construction work which will require access to
                              multi-tenant areas or other tenant areas.

                  C) The delivery of construction materials to the Building, their distribution within the Building, and the removal of waste materials shall also be confined to periods outside Regular Business Hours, unless otherwise specifically permitted in writing by the Building Manager. Costs for use of the freight elevator after Regular Business Hours shall be billed directly to such tenant at the then prevailing rate.

                  D) If coordination, labor disputes or other circumstances require, the Building Manager may change the hours during which regular construction work can be scheduled and/or restrict or refuse entry to and exit from the Building by any Contractor.

5.       CONTRACTOR PERSONNEL

         5.1      Work in History:

                  A) All Contractors shall be responsible for employing skilled and competent personnel and suppliers who shall abide by the rules and regulations herein set forth as amended from time to time by Landlord.

                  B) No Tenant shall at any time, either directly or indirectly, employ, permit the employment, or continue the employment of any contractor if such employment or continued employment will or does interfere or cause any labor disharmony, coordination difficulty, delay or conflict with any other contractors engaged in construction work in or about the Building or the complex in which the Building is located.

C) Should a work stoppage or other action occur anywhere in or about the Building as a result of the presence, anywhere in the Building, or a Contractor engaged directly or indirectly by a Tenant, or should such Contractor be deemed by Landlord to have violated any applicable rules or regulations, then upon twelve hours written notice, Landlord may, without incurring any liability to Tenant or said contractor, require any such Contractor to vacate the premises demised by such Tenant and the Building, and to cease all further construction work therein.

         5.2      Conduct:

                  A) While in or about the Building, all Tradepersons shall perform in a dignified, quiet, courteous, and professional manner at all times. Tradepersons shall wear clothing suitable for their work and shall remain full attired at all times. All Contractors will be responsible for their Tradepersons' proper behavior and conduct.

                  B) The Building Manager reserves the right to remove any one who, or any contractor which; is causing a disturbance to any tenant or occupant of the Building or any other person using or servicing the Building; is interfering with the work of others; or is in any other way displaying conduct or performance not compatible with the Landlord's standards.

         5.3      Access:

                  A) All Contractors and Tradepersons shall contact the Building Manager prior to commencing work, to confirm work location and Building access, including elevator usage and times of operation. Access to the Building before and after Regular Business Hours or any other hours designated from time to time by the Building Manager and all day on weekends and holidays will only be provided when forty eight (48) hours advanced notice is given to the Building Manager.

                  B) No Contractor or Tradepersons will be permitted to enter any private or public space in the Building, other than the common areas of the Building necessary to give direct access to the premises of Tenant for which he has been employed, without the prior approval of the Building Manager.

                  C) All Contractors and Tradepersons must obtain permission from the Building Manager prior to undertaking work in any space outside of the Tenant's premises. This requirement specifically includes ceiling spaces below the premises where any work required must be undertaken at the convenience of the affected Tenant and outside of Regular Business Hours. Contractors undertaking such work shall ensure that all work, including work required to reinstate removed items and cleaning, be completed prior to opening of the next business day. Any cleaning or repairs costs incurred by Landlord, as a result of work outside the construction area shall be charged to the Tenant.

                  D) Contractors shall ensure that all furniture, equipment and accessories in areas potentially affected by any Tenant Work shall be adequately protected by means of drop cloths or other appropriate measures. In addition, all Contractors shall be responsible for maintaining security to the extent required by the Building Manager.

                  E) Temporary access doors for tenant construction areas connecting with a public corridor will be building standards, i.e., door, frame, hardware and lockset. A copy of the key will be furnished to the Building Manager.

         5.4      Safety:

                  A) All Contractors shall police ongoing construction operations and activities at all times, keeping the premises orderly, maintaining cleanliness in and about the premises, and ensuring safety and protection of all areas, including truck docks, elevators, lobbies, and all other public areas which are used for access to the premises.

                  B) All Contractors shall appoint a supervisor who shall be responsible for all safety measures, as well as for compliance with all applicable government laws, ordinances, rules and regulations such as, for example, "OSHA" and "Right-to-Know" legislation.

                  C) Any damage caused by Tradepersons or other Contractor employees shall be the responsibility of the Tenant employing the Contractor. Costs for repairing such damage shall be charged directly to such Tenant.

         5.5      Parking:

                  A) No parking of contractor or sub-contractor vehicles will be provided in the truck dock, handicapped or fire access lanes, or any private ways in or surrounding the property. Vehicles so parked will be towed at the expense of the Tenant who has engaged the Contractor for whom the owner of such vehicle is employed.

                  B) Garage parking is available on-site at the prevailing rate. Rates may be obtained from the garage management office.

6.       BUILDING MATERIALS

         6.1      Delivery:

                  A) All deliveries of construction materials shall be made at the predetermined times approved by the Building Manager and shall be effected safely and expeditiously only at the location determined by the Building Manager.

         6.2      Transportation in Building:

                  A) Distribution of materials from delivery point to the work area in the Building shall be accomplished with the least disruption to the operation of the Building possible. Elevators will be assigned for material delivery and will be controlled by the Building Management.

                  B) Contractors shall provide adequate protection to all carpets, wall surfaces, doors and trim in all public areas through which materials are transported. Contractors shall continuously clean all such areas. Protective measures shall include runners over carpet, padding in elevators and any other measures determined by the Building Manager.

                  C) Any damage caused to the Building through the movement of construction materials or otherwise shall be the responsibility of Tenant who has engaged the Contractor involved. Charges for such damage will be submitted by the Landlord directly to the Tenant. Prior to the commencement of tenant work, a pre-existing condition survey shall be submitted to the Building Manager. Such survey shall be used at the completion of the project to determine, if any, the extent of damage to the building systems or finishes.

         6.3      Storage and Placement:

                  A) All construction materials shall be stored only in the premises where they are to be installed. No storage of materials will be permitted in any public areas, loading docks or corridors leading to the premises.

                  B) No flammable, toxic, or otherwise hazardous materials may be brought in or about the Building unless: (i) authorized by the Building Manager, (ii) all applicable laws, ordinances, rules and regulations are complied with, and (iii) all necessary permits have been obtained. All necessary precautions shall be taken by the contractor handling such materials against damage or injury caused by such materials.

                  C) All materials required for the construction of the premises must comply with Building Standards, must conform with the plans and specifications approved by Landlord, and must be installed in the locations shown on the drawings approved by the Landlord.

                  D) All work shall be subject to reasonable supervision and inspection by Landlord's Representative.

                  E) No alterations to approved plans will be made without prior knowledge and approval of the Building Manager. Such changes shall be documented on the as-build drawings required to be delivered to Landlord pursuant to Paragraph 10 of the rules and regulations.

                  F) All protective devices (e.g., temporary enclosures and partitions) and materials, as well as their placement, must be approved by the Building Manager.

                  G) It is the responsibility of Contractors to ensure that the temporary placement of materials does not impose a hazard to the Building or its occupants, either through overloading, or interference with Building systems, access, egress or in any other manner whatsoever.

                  H) All existing and/or new openings made through the floor slab for piping, cabling, etc. must be packed solid with fiberglass insulation to make opening smoke tight. All holes in the floor slab at abandoned floor outlets, etc. will be filled with solid concrete.

         6.4      Salvage and Waste Removal:

                  A) All rubbish, waste and debris shall be neatly and cleanly removed from the Building by Contractors daily unless otherwise approved by the Building Manager. The Building's trash compactor shall not be used for construction or other debris. For any demolition and debris, each

                           Contractor must make arrangements with the Building Manager for the scheduling and location of an additional dumpster to be supplied at the cost of the Tenant engaging such Contractor. Where, in the opinion of the Building Manager, such arrangements are not practical, such Contractors will make alternative arrangements for removal at the cost of the Tenant engaging such Contractors.

                  B) Toxic or flammable water is to be properly removed daily and disposed of in full accordance with all applicable laws, ordinances, rules and regulations.

                  C) Contractors shall, prior to removing any item (including, without limitation, building standard doors, frames and hardware, light fixtures, ceiling diffusers, ceiling exhaust fans, sprinkler heads, fire horns, ceiling speakers and smoke detectors) from the Building, notify the Building Manager that it intends to remove such item. At the election of Building Manager, Contractors shall deliver any such items to the Building Manager. Such items will be delivered, without cost, to an area designated by the Building Manager which area shall be within the Building or the complex in which the Building is located.

7.       PAYMENT OF CONTRACTORS

                  Tenant shall promptly pay the cost of all Tenant Work so that Tenant's premises and the Building shall be free of liens for labor or materials. If any mechanic's lien is filed against the Building or any part thereof which is claimed to be attributable to the Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to the Landlord and shall promptly discharge the same by payment or filing any necessary bond within 10 days after Tenant has first notice of such mechanic's lien.

8.       CONFLICT BETWEEN RULES AND REGULATIONS AND LEASE

In the event of any conflict between the Lease and these Rules and Regulations, the terms of the Lease shall control.

                                    EXHIBIT A

                                    CAMBRIDGE
                              BASE BUILDING CHARGES

Contractors desiring to work on the Building Systems must coordinate all work with the Management Office at 621-3441.

All work must be scheduled a minimum of one business day prior to the start of work. A work order will be issued listing the system affected and the time of shutdown. No work will commence until the work order has been signed by an authorized representative of the construction company.

Contractors must obtain credit approval from the Office of the building prior to any work authorization.

                               FIRE ALARM SHUTDOWN

Base Charges                         Shutdown            Reconnect
8:00 a.m to 5:00 p.m.                $125.00                N/C

5:00 p.m. to 8:00 a.m.               $175.00              $175.00
Saturday                             $225.00              $225.00
Sunday                               $250.00              $250.00

Additional Charges

Labor charge (per person) for Fire Alarm Watch (required when servicing or testing fire alarm system)

5:00 p.m. to 8:00 a.m.      $60.00 per hour
Saturday                    $60.00 per hour
Sunday                      $80.00 per hour

Labor charge (per person) for Sprinkler System Shutdown (when engineers are draining, filling or on standby).

5:00 a.m. to 8:00 a.m.      $60.00 per hour
Saturday                    $60.00 per hour
Sunday                      $80.00 per hour

Contractor may not proceed with any work until authorization to begin work has been obtained from engineering. This is in effect each day Life Safety work is being performed.

                                ELEVATOR CHARGES

Depends on the Special Request?

                                    EXHIBIT B

                                       TO

                              RULES AND REGULATIONS

                   FOR DESIGN AND CONSTRUCTION OF TENANT WORK

INSTALLATION OF CABLES

         1.1      Computer and Telephone Cables

                  1.1.1    Layout

                           A layout of cables must be submitted to the Building Manager for approval prior to installation.

                  1.1.2    Installation

                           A) Cables installed above the ceiling must be Teflon coated or encased in metal conduit.

                           B) Cables must be tagged every 15' and color coded.

                           C) Cables must be properly affixed to the framing above the duct work so that they are self-supporting. Do not fasten to light fixtures.

                           D) Cables must not sag and will be installed in the shortest possible runs.

                           E) Connections (connectors, splices, etc.) must be securely installed so that they will not pull apart if cable is accidentally touched or pulled.

         1.2      Electrical Floor Outlet Cables

                  1.2.1    Layout

                           A layout of cables must be submitted to the Building Manager for approval prior to installation.

                  1.2.2    Installation

                           A) Cables must be tagged every 15'and color coded.

                           B) Runs will be as short and as free of slack as possible.

                           C) Cables are to be installed in tenant's own ceiling then down partitions into the ceiling of the tenant below.

                           D) Cables must be properly secured so that they are self supporting.

                           E) All connections (connectors, splices, etc.) must be located in the tenant's own space to avoid damage from below.

                           F) Cables must be secured with clamps where they pass through the floor to prevent connections from separating.

                           G) Where feasible, install cables above duct work and other materials in the ceiling.

         1.3      Electrical Work

                  All power wiring in Mechanical Rooms, Electric Rooms and Telephone rooms must be in EMT.

         1.4      Security System

                  1.4.1    Layout

                           A layout of the security system wiring must be submitted to the Building Manager for approval prior to installation.

                  1.4.2    Installation

                           A) All wiring for the security system will be tagged every 15'.

                                    EXHIBIT C

                                       TO

                              RULES AND REGULATIONS

                   FOR DESIGN AND CONSTRUCTION OF TENANT WORK

1.       WELDING AND HEAT CUTTING WORK

         1.1      Definition

                  Welding and heat cutting activities as well as soldering and brazing shall be included in "Special Work" category as defines in section 5.2 (B). They require the tenant to provide the Building Manager with at least forty eight (48) hours notice before proceeding and must be performed during periods outside of regular business hours.

         1.2      Permitting

                  The Contractor must obtain a permit from the Cambridge Fire Department before commencing work.

         1.3      Precautions

                  Because welding and other hot work is a fire hazard, the Contractor must observe the following precautions and procedures (when possible, work should be done in a non-combustible area):

                  A) No sprinkler impairments are allowed during "Special Work" and while the fire watch is in place. The sprinkler impairment restriction is for the floor the "Special Work" is taking place on and the floor above and the floor below.

                  B) Smoke Detectors in the work area should be de-activated by the Building Manager for the duration of the work. The Building Manager will re-activate smoke detectors when the work is complete.

                  C) Combustible materials shall be located at least 50 feet from hot work operations and shall be covered with non-combustible materials.

                  D) All flammable liquids and other hazards must be removed.

                  E) All floor and wall openings must be covered with non-combustible material.

                  F) Containers, tanks, ducts, etc. must be cleaned and purged of flammable vapors, liquids, dusts etc.

                  G) A minimum of one multipurpose ABC rated portable fire extinguisher must be provided within 10 feet of the work area. The extinguisher should be fully charged and have been properly serviced within the last year. It is the responsibility of the contractor to provide fire extinguishers. Building extinguishers should not be used. A standpipe hose should also be readily available.

                  H) A fire watch should be maintained on the floor levels where the work was conducted plus the next two floors below for at least one hour after welding or burning has ceased. The fire watch shall consist of a member of the Cambridge Fire Department. If there is a chance that slag could enter into a utility or elevator shaft, then the fire watch should cover the base of the shaft as well as the intermediate floors.

                  I) A member of the Cambridge Fire Department shall be on site, at Tenant cost, for all "Special Work".

GENERAL NOTES: All contractors to adhere to EOP Indoor Air Quality Guidelines. Contractor to coordinate with building engineer for smoke detector bypass.

A2 - GC to be responsible for obtaining any required dust permit.

Tenant card access to be independent of base building card access system.

All systems installed shall not impede access to building HVAC system for routine maintenance.

Owner will require a copy of the air balancing report.

Length of flex duct shall not exceed five (5) feet.

All heat pumps that will be relocated shall have new ball valves located at the unit for balancing and for isolation means. All relocated heat pumps shall have new stainless steel flexible hoses installed.

Nylon straps shall use 5/16" self-tapping screws for attachment. Stainless Steel straps are acceptable.

Exhaust shall comply with EOP IAQ guidelines.

GC or Electrical sub to remove all abandoned electrical wiring, conduit, and cable. They shall also remove all abandoned Tele-data cabling and equipment.

Leak Detection System shall have audible alarm, solenoid valve on cold water feed that will shut on water sensor activation, and drain pan under heater shall be piped to drain.

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This should comply with EOP Leak Detection Building Standard.

Owner will require a copy of the hydraulic calculations prior to construction.

Owner will require GC to provide owner with a copy of bagging permit for smoke detectors.

                           All electrical feeders from panel room shall be in conduit per Building Riser Management Policy.

                           All electrical panels shall have type written directories.

                           GC to provide owner their Lock Out Tag Out program for review. If program does not meet EOP standards then GC to adhere to EOP policy.

                           All fire alarm conduit to have color-coding consistent with EOP Fire Alarm Riser Policy.

                           GC to provide owner with complete set of MSDS sheets for any product brought onto property.

                           Owner will require a complete set of As Built drawings in hard copy and in CAD at the completion of the project.

                           Building fire alarm vendor will make final connections to the fire alarm system.

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                          INDOOR AIR QUALITY GUIDELINES

                           FOR TENANT IMPROVEMENT WORK

PURPOSE

In today's society, it is common for individuals to spend upwards of 90% of their time in an indoor environment, whether at work or at home which makes planning for good IAQ an important consideration. Tenant improvement work (TIW) can adversely affect the indoor air quality (IAQ) in tenant spaces. The following guidelines will minimize these adverse effects by utilizing sound Architectural, Engineering and Construction Methods. Tenants are responsible for the design, engineering and the work performed by their consultants and contractors. During TIW it is important to isolate the construction area from all occupied and public areas of the building. All parties involved in designing, approving and constructing your space have an important role to play in keeping the workplace comfortable and free of indoor pollutants such as dust, chemicals and volatile organic compounds that can originate from construction materials and building furnishings. Where feasible, occupants should be involved in decisions affecting their work environment and be considered for temporary relocation away from construction.

Please share these guidelines with your Architects, Engineers (A/E) and Contractors at the earliest phase of your planning. Contact the Property Manager if you have questions about these guidelines.

CONTENTS

                  Architect and Engineers Responsibilities

                  Contractor Responsibilities Pre-Construction Phase

                  Contractor Responsibilities Construction Phase

                  Completion Phase

ARCHITECT/ENGINEERS RESPONSIBILITIES

1. The A/E shall specify building materials, furnishes, furniture and office equipment with products that have the lowest toxic-emitting potential as compared with similar products. The Architect should contact the Property Manager for names of Indoor Air Quality Material Consultants for this information if needed. New carpet must have a green label certified by the Carpet and Rug Institute (CRI) and be installed according to CRI installation

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     guidelines.

2. The A/E shall avoid specifying materials containing chemicals listed as potentially carcinogenic, mutagenic, teratogenic, neurotoxic or "sensitizing." The following materials will not be allowed in new installations.

          -    Materials containing more than trace (>0.1%) amounts of asbestos.

          - Materials that contain halogenated hydrocarbon solvents (i.e., methylene choride, tetrachloroethylene, trichloroethylene, trichloroethane).

          - HVAC components internally lined with permeable manmade mineral fiber products unless coated with "Tuffcoat" or other tough, resilient coating or mat surface that provides a smooth, non-shedding surface in contact with the air stream.

          - Paints and sealants specified for "outdoor" and/or "marine" users.

3. The A/E shall review and indicate on the project drawings the route for the contractor to enter and deliver materials to the construction site. These routes are known as passageways which are required to isolate the construction site from occupied spaces and common areas such as lobbies, elevator and other tenant spaces. Where feasible, construction site passageways abutting tenant occupied locations shall incorporate single chamber "air locks" (two sets of doors or plastic strip doors at opposite ends of an enclosed chamber or small room) into each construction site entrance. Plastic strip doors shall be minimum 0.120" thick material with full overlap. Once installed, the air lock shall remain in place for the duration of the project or until such a time as its presence restricts final completion of the renovations. Contractor passage routes should avoid or minimally intersect tenant occupied areas of the building.

4. The A/E shall stamp/certify the renovation drawings after checking that conflicts with the building's mechanical, plumbing, electrical, and sprinkler systems are absent or minimized. Additional drawings shall be prepared showing any required modifications. The Engineer's design must provide for proper air distribution and ventilation to all occupied areas with re-configured partitioning and/or HVAC systems. The Engineer's design for all HVAC systems serving the project area must provide at least the minimum outside air ventilation rate, on the basis of actual occupancy, required by the building code, mechanical code or ventilation code applicable at the time the facility was constructed.

5. The A/E shall document existing site conditions prior to the start of work. Before finalizing the design, the Designer shall determine the HVAC system

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     capacity (CFM and supply air temperature) available to the project area.
     This determination may be from record ("as-built") drawings where available or measurements when record drawings are not available or their accuracy is in question.

CONTRACTOR RESPONSIBILITIES (PRE-CONSTRUCTION PHASE)

1. The Contractor will assist the Property Manager, in providing pre-construction information sessions to the tenant and adjacent tenants during project planning stages and/or at least 24 hours prior to project initiation. The information sessions should address the following:

          -    Project scope and schedule.

          - Anticipated construction impacts on indoor air quality (IAQ) or workplace conditions.

          - Strategy to minimize impact (e.g., engineering controls, material selection).

          - System to log, investigate and resolve occupant complaints related to construction impacts on IAQ or workplace conditions.

2. Prior to starting work, the Contractor shall furnish copies of MSDS forms to the Property Manager for all materials to be installed during the planned renovations.

CONTRACTOR RESPONSIBILITIES (CONSTRUCTION PHASE)

1. Contractors shall construct and use only the construction site passageways indicated on the project drawings as approved by the Property Manager. All persons and materials passing to the construction site should be fully in the air lock and the door to the tenant occupied are closed before opening the construction site door (or flaps). At lease one (set of) air lock doors (or flaps) must remain closed throughout the renovation process. All persons leaving the site shall clean their feet on a floor mat in the air lock prior to entering the tenant occupied part of the building. The Contractor shall clean the floor mat regularly.

2. Tenant is responsible for assuring that contractors minimize and contain the spread of odors and contaminants. Activities that have potential to emit airborne contaminants must be coordinated with the Property Manager. The Contractor shall:

          -    Isolate all return air pathways from the construction area.

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          -    Cut and cap all supply air ducts serving the construction area except for temporary ducts supplying air to the construction area for temporary heat and air conditioning.

          - Install a temporary exhaust to outdoors sufficient to maintain the construction area at a pressure of -0.02" wg relative to adjacent occupied spaces. Temporary exhaust to outdoors may be through existing building exhaust systems or through temporary louvers installed in place of windows or exterior doors.

3. The Contractor shall maintain air tight duct work throughout the renovation process to avoid spreading construction related debris and/or airborne contaminants to the interior of any mechanical system component or to any construction free zone. Existing HVAC exhaust duct work that is directly vented outside the building may remain operational during the renovation process. Upon completion of construction, the Contractor shall remove all installed seals and temporary ductwork.

4. The Contractor shall install and maintain air-tight seals at all openings between tenant occupied areas of the building and the construction site (e.g., doorways, corridors, air plenums, chases, open conduits and duct work) throughout the course of the renovation activities. Upon completion of construction, the Contractor shall remove all installed barriers and seals.

5. The Property Manager will coordinate and direct the Contractor in assuring that the rest of the building outside the project area remains unaffected by the project. In particular, HVAC systems altered for the purposes of controlling renovation site contaminants must continue to provide at least the minimum outside air ventilation rate to all occupied spaces. The ventilation rate should be based on actual occupancy, required by the building code, mechanical code, or ventilation code applicable at the time the facility was constructed.

     The Contractor shall maintain the construction site at negative pressure (at least -0.02" w.c.) relative to tenant occupied spaces by operating temporary exhaust equipment at the renovation area. Exhaust fans should discharge construction area air directly outside the building through available windows or doorways. Preparations should be made to replace designated windows or doors with appropriate temporary weatherproof exhaust equipment manifolds. Upon completion of construction, the Contractor shall restore all repositioned windows and doors to original condition and location.

     Where renovation sites lack access to perimeter windows or doorways, "negative air machines" with HEPA and/or activated-carbon filters may be utilized to re-circulate air to the building, preferably to unoccupied building locations. (Special note: while HEPA filtration is highly efficient at particulate extraction, activated carbon filters may be ineffective at removing odors and

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     gaseous contaminants to the satisfaction of building occupants).

7. The Contractor shall use only application-approved materials with the lowest content by volume of toxic or irritating chemicals. New carpet must have a green label certified by the Carpet and Rug Institute (CRI) and be installed according to CRI installation guidelines. The Contractor shall avoid materials containing chemicals listed as potentially carcinogenic, mutagenic, teratogenic, neurotoxicor "sensitizing". The following materials will not be allowed in new installations:

          - Materials containing greater than trace (0.1%) amounts of asbestos.

          - Materials containing any holgenated hydrocarbon solvents (i.e., methylene chloride, tetrachloroethylene, trichloroethylene, trichloroethane).

          - HVAC components internally lined with permeable man-made mineral fiber products unless coated with "Tuffcoat" or other tough resilient coating or mat surfaces that provides a smooth, non-shedding surface in contact with the air stream.

          -    Paints and sealants specified for "outdoor" and/or "marine" uses.

8. The Contractor shall maintain the work area clean and free of open containers of paint, cleaners, chemicals, loose trash and garbage. The Contractor's flammable and hazardous substances shall be stored to prevent spillage and in accordance with National Fire Protection Association (NFPA) codes and OSHA regulations.

9. Electrically powered tools shall be utilized in place of combustion engine equipment.

10. Unless approved by product specifications, the Contractor shall not install wet or water damaged building materials. The Contractor shall protect stored materials from water and moisture prior to installation. The Contractor shall protect new building assemblies from water damage following installation and inspect for signs of ineffective water and moisture control (e.g., condensation on pipes and ducts and roof and drain leaks) following installation.

CONSTRUCTION RESPONSIBILITIES (COMPLETION PHASE)

1. The Contractor shall clean, or be responsible for the Landlord's costs to clean all air plenums and mechanical system components determined to have deteriorated as a result of the Contractor's work activities. The original existing site conditions, as documented by the Contractor and accepted by the Property manager, shall be used to resolve conflicts related to building

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     components requiring decontamination. All cleaning shall meet the satisfaction of the Property Manager.

2. All Projects, including renovation, shall include air and, where appropriate, water balancing in accordance with the Professional Engineer stamped/certified mechanical drawings. The Contractor must notify the Landlord's representative 48 hours before the altered mechanical systems are ready for balancing. The Air Balancing Contractor will be hired and coordinated by the Property Manager. Costs for balancing will be charged to the Tenant.

3. Newly installed building materials, finishes, furniture and office equipment have a tendency to off-gas volatile organic compounds soon after they are installed. The newly renovated space should be ventilated and exhausted directly to the outside for a period of 48-72 hours prior to occupancy.

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